                                                           EXHIBIT 10.6








                               CVC HOLDINGS, INC.


                          SECURITIES PURCHASE AGREEMENT

                                  May 22, 1995

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1 - Authorization and Sale of Series B Preferred Stock and Warrant .   1
    1.1     Authorization ..................................................   1
    1.2     Sale of the Securities .........................................   1

SECTION 2 - The Closing ....................................................   1
    2.1     Closing Date ...................................................   1
    2.2     Delivery .......................................................   1

SECTION 3 - Representations and Warranties of the Company and Sub ..........   2
    3.1     Organization and Standing ......................................   2
    3.2     Subsidiaries ...................................................   2
    3.3     Corporate Power ................................................   2
    3.4     Capitalization .................................................   3
    3.5     Authorization ..................................................   4
    3.6     Compliance with Law and Other Instruments; None Burdensome .....   4
    3.7     Governmental Approvals and Filings .............................   4
    3.8     Litigation .....................................................   5
    3.9     Intellectual Property ..........................................   5
    3.10    Financial Statements ...........................................   6
    3.11    Brokers or Finders .............................................   8
    3.12    Material Contracts .............................................   8
    3.13    Agreements .....................................................   8
    3.14    Employee Agreements ............................................   8
    3.15    Employees ......................................................   8
    3.16    Disclosure .....................................................   9
    3.17    Registration Rights ............................................   9
    3.18    The to Property and Assets .....................................   9
    3.19    Tax Returns and Payments .......................................   9
    3.20    Environmental Matters ..........................................  10
    3.21    Related-Party Transactions .....................................  10
    3.22    Insurance ......................................................  11


                                       -i

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

SECTION 4 - Representations and Warranties of Purchaser ....................  11
    4.1     Experience .....................................................  11
    4.2     Investment .....................................................  11
    4.3     Rule 144 .......................................................  12
    4.4     No Public Market ...............................................  12
    4.5     Access to Data .................................................  12
    4.6     Organization and Standing ......................................  12
    4.7     Corporate Power, Authorization .................................  12
    4.8     Government Approvals and Filings ...............................  12

SECTION 5 - Conditions to Closing of Purchaser .............................  13
    5.1     Representations and Warranties Correct .........................  13
    5.2     Covenants ......................................................  13
    5.3     Opinion of Company's Counsel ...................................  13
    5.4     Consents .......................................................  13
    5.5     Blue Sky .......................................................  13
    5.6     Restated Certificate ...........................................  13
    5.7     Legal Matters ..................................................  13
    5.8     Registration Rights Agreement ..................................  13
    5.9     Stockholders' Agreement ........................................  13
    5.10    Warrant ........................................................  14
    5.11    Board of Directors .............................................  14
    5.12.   Participation Rights ...........................................  14
    5.13    Certificates ...................................................  14

SECTION 6 - Conditions to Closing of Company ...............................  14
    6.1     Representations ................................................  14
    6.2     Registration Rights Agreement ..................................  14
    6.3     Stockholders' Agreement ........................................  15
    6.4     Consents .......................................................  15
    6.5     Blue Sky .......................................................  15
    6.6     Restated Certificate ...........................................  15
    6.7     Warrant ........................................................  15
    6.8     Board of Directors .............................................  15
    6.9.    Participation Rights ...........................................  15

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

SECTION 7 - Covenants of the Company .......................................  15
    7.1     Basic Financial Information ....................................  15
    7.2     Additional Information .........................................  16
    7.3     Employee Agreements ............................................  17
    7.4     Use of Proceeds ................................................  17
    7.5     Prompt Payment of Taxes, etc ...................................  17
    7.6     Maintenance of Properties ......................................  17
    7.7     Insurance ......................................................  17
    7.8     Accounts and Records ...........................................  18
    7.9     Maintenance of Corporate Existence, etc ........................  18
    7.10    Availability of Common Stock for Conversion ....................  18
    7.11    Hirings ........................................................  18
    7.12    Adoption of Stock Option Plans and Issuance of Employee
              Stock Options ................................................  18
    7.13    Incurrence of Indebtedness .....................................  18

SECTION 8 - Miscellaneous ..................................................  19
    8.1     Transfer of Certain Rights .....................................  19
    8.2     Governing Law ..................................................  19
    8.3     Survival of Representations and Warranties .....................  19
    8.4     Successors and Assigns .........................................  20
    8.5     Entire Agreement; Amendment ....................................  20
    8.6     Notices ........................................................  20
    8.7     Delays or Omissions ............................................  21
    8.8     California Qualification .......................................  21
    8.9     Fees of Purchaser's Counsel ....................................  21
    8.10    Counterparts ...................................................  21
    8.11    Severability ...................................................  21
    8.12    Titles and Subtitles ...........................................  22
    8.13    Brokers or Finders .............................................  22

                               CVC HOLDINGS, INC.
                          SECURITIES PURCHASE AGREEMENT

      THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of May 22, 1995, by and among CVC Holdings, Inc., a Delaware corporation ("Company"), CVC Products, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and Seagate Technology, Inc., a Delaware corporation ("Purchaser").

                                    SECTION 1
         Authorization and Sale of Series B Preferred Stock and Warrant

      1.1 Authorization. The Company has authorized the sale and issuance to Purchaser of 60,492 shares (the "Shares") of the Company's Series B Non-Cumulative, Convertible Preferred Stock (the "Series B Preferred") and a warrant (the "Warrant") exercisable for the purchase of shares of Series B Preferred. The shares of Series B Preferred will have the rights, preferences, privileges and restrictions as set forth in the Company's Restated Certificate of Incorporation (the "Restated Certificate") in the form attached hereto as Exhibit A, and the Warrant shall be in the form attached hereto as Exhibit B.

      1.2 Sale of the Securities. Subject to the terms and conditions hereof, the Company will issue and sell to Purchaser and Purchaser will buy from the Company the Shares at a cash purchase price of $148.78 per Share, and the Warrant exercisable for 19,769 shares of Series B Preferred (subject to adjustment as provided in the Warrant), at a cash purchase price equal to $.0l per share initially subject to the Warrant, for an aggregate purchase price of $9,000,197.45 (the "Purchase Price"). The shares of Series B Preferred issuable upon exercise of the Warrant shall be referred to as the "Warrant Shares." The shares of common stock, par value $.01 per share, of the Company (the "Common Stock") issuable upon the conversion of the Shares and the Warrant Shares shall be referred to as the "Conversion Stock." The Shares, Warrant, Warrant Shares and Conversion Stock shall be referred to as the "Securities."

                                    SECTION 2
                                   The Closing

      2.1 Closing Date. The closing of the purchase and sale of the Shares and the Warrant hereunder shall be held at the offices of Golenbock, Eiseman, Assor & Bell, at 10:00 a.m., local time, on May 22, 1995 (the "Closing"), or at such other time and place upon which the Company and Purchaser shall agree (the date of the Closing is referred to as the "Closing Date").

      2.2 Delivery. At the Closing, the Company will deliver to Purchaser a certificate or certificates, registered in Purchaser's name, representing the Shares to be purchased by Purchaser, together with the Warrant registered in the Purchaser's name, against payment of the Purchase Price by certified or bank check payable to the Company or by wire transfer of immediately available funds.

                                    SECTION 3
              Representations and Warranties of the Company and Sub

      Except as set forth on Exhibit C attached hereto which identifies by section and subsection number any exception to a representation and warranty in this Section 3 as well as the basis for any such exception (the "Disclosure Schedule"), the Company and Sub, jointly and severally, represent and warrant to Purchaser as follows:

      3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to so qualify could reasonably be expected to have a Material Adverse Effect (as defined below). Sub is a corporation duly organized and validly existing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. The Company and Sub have each delivered to Purchaser complete and correct copies of their respective Certificates of Incorporation and Bylaws, including all amendments thereto. The minute books of the Company and Sub made available to Purchaser's counsel for review contain a complete summary of all meetings of and actions by directors and shareholders of the Company, from the time of incorporation to the date hereof, and of Sub, from January 1, 1990 to the date hereof, and reflect all transactions referred to in such minutes accurately in all material respects.

      As used in this Agreement "Material Adverse Effect" means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, businesses, operations, or results of operations of the Company and Sub, taken as a whole.

      3.2 Subsidiaries. There is no corporation or other entity, other than Sub in the case of the Company, whose voting securities are owned or are otherwise controlled directly or indirectly by the Company or Sub. Neither the Company nor Sub owns, beneficially or of record, any capital stock or other equity securities of any corporation, nor does it have any direct or indirect equity or other ownership interest in any business or entity. The Company is the owner of all outstanding shares of capital stock of Sub and all such shares are duly authorized, validly issued and fully paid. All of the outstanding shares of capital stock of Sub are owned by the Company free and clear of all liens, charges, claims or encumbrances.

      3.3 Corporate Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Amended and Restated Stockholders' Agreement attached hereto as Exhibit D (the "Stockholders' Agreement"), the Registration Rights Agreement attached hereto as Exhibit E (the "Registration Rights Agreement") and the Warrant (collectively, the "Other Agreements"); to sell and issue the Shares and the Warrant hereunder; to sell and issue the Warrant Shares upon exercise of the Warrant; to issue the Common Stock issuable upon conversion of the Preferred Stock and the Warrant Shares and to carry out and perform its obligations under the terms of this Agreement and the Other Agreements, and to consummate the transactions contemplated hereby and thereby. Sub has all requisite corporate power and authority to execute and deliver this Agreement and to carry out and perform all of its obligations under the terms of this Agreement, and to consummate the transactions contemplated hereby.

      3.4 Capitalization. Immediately prior to the Closing, the authorized capital stock of the Company will consist of (a) 1,500,000 shares of Common Stock, of which 18,379 shares will be issued and outstanding; and (b) 102,500 shares of Preferred Stock (the "Preferred Stock"), of which 2,500 shares have been designated 8% Non Cumulative Preferred Stock (the "Series A Preferred"), 1,685 of which are issued and outstanding, and 100,000 shares have been designated Series B Preferred, none of which is issued or outstanding prior to Closing. All of such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with applicable securities laws. The Series B Preferred and the Warrant to be issued and sold to the Purchaser have been duly authorized and when issued in accordance with the terms of this Agreement and the Restated Certificate, in the case of the Series B Preferred, will be validly issued, fully paid and nonassessable. The Warrant Shares issuable upon exercise of the Warrant and the Conversion Stock issuable upon conversion of the Warrant Shares and the Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement, the Warrant and the Restated Certificate, will be validly issued, fully paid and nonassessable. The Company has reserved (a) 100,000 shares of Common Stock for issuance upon conversion of the authorized shares of Series A Preferred, (b) 60,492 shares of Series B Preferred for issuance hereunder, (c) 19,769 shares of Series B Preferred for issuance upon exercise of the Warrant and (d) 80,261 shares of Common Stock for issuance upon conversion of the Shares and the Warrant Shares. The Company has reserved 41,646 shares of its Common Stock for issuance pursuant to the exercise of options granted or to be granted to employees, consultants or directors under stock plans or arrangements approved by the Company's Board of Directors (the "Board of Directors"), including 31,646 shares subject to currently outstanding options. The Series A Preferred and the Series B Preferred have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. Immediately prior to the Closing, the Company's issued and outstanding securities (including its outstanding options) will be held by the persons and in the amounts set forth in Section 3.4 of the Disclosure Schedule. Except as set forth above or as contemplated by this Agreement and the Other Agreements, there are not any options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company or Sub is a party or by which any of them may be bound obligating the Company or Sub to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or of Sub or obligating the Company or Sub to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement. Except as contemplated by the Other Agreements, there are no voting agreements or voting trusts among, or irrevocable proxies executed by, or other shareholder agreements between or among, the holders of the Company's capital stock which are on file with the Company or of which the Company has knowledge.

      3.5 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement and the Other Agreements; the authorization, sale, issuance and delivery of the Securities; the reservation of the Common Stock issuable upon conversion of the Series B Preferred, the reservation of the Series B Preferred issuable upon exercise of the Warrant and the performance of all of the Company's obligations under the terms of this Agreement and the Other Agreements has been taken. All corporate action on the part of Sub, its directors and stockholders necessary for the authorization, execution, delivery and the performance by Sub of this Agreement has been taken. This Agreement is and the Other Agreements, when executed and delivered by the Company and Sub, as applicable, shall constitute valid and binding obligations of the Company and Sub, as applicable, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, except for the indemnification provisions of Section 5.7 of Registration Rights Agreement, the enforcement of which may be against public policy. The Securities are not subject to preemptive rights or rights of first refusal and will be free of restrictions on transfer other than under applicable federal and state securities laws, and as set forth in this Agreement and the Other Agreements. The Securities, when issued in compliance with the terms of this Agreement, will be free of any liens or encumbrances, other than liens and encumbrances created by Purchaser. The Shares, the Warrant and the Warrant Shares will have been issued in compliance with all applicable federal and state securities laws.

      3.6 Compliance with Law and Other Instruments; None Burdensome. Neither the Company nor Sub is (A) in violation, breach or default of any term or provision of (x) its respective Certificate of Incorporation or Bylaws, (y) any mortgage, indebtedness or indenture or (z) any contract, agreement, instrument or judgment which violation, breach or default could reasonably be expected to have a Material Adverse Effect, and (B) to the best of its knowledge in violation of any order, writ, decree, statute, rule or regulation applicable to the Company or Sub which violation could reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement, the Other Agreements, and the issuance by the Company of the Securities have not resulted and will not result in any violation of, or conflict with, or constitute, with or without the passage of time and giving of notice, a default under the Certificate of Incorporation or Bylaws of the Company or Sub or any agreements of Company or Sub, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or Sub.

      3.7 Governmental Approvals and Filings. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company or Sub is required in connection with the valid execution and delivery of this Agreement and the Other Agreements, the offer, sale or issuance of the Securities, or the consummation of any other transaction contemplated by this Agreement and the Other Agreements, other than
(i) qualification

(or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under the Securities Act of 1933, as amended, the California Corporate Securities Law of 1968, as amended, and the other applicable state securities laws, which qualifications or filings, if required, will be obtained or made and will be effective within the time periods required, (ii) those which have been obtained or permanently waived in writing or (iii) with respect to which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

      3.8 Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company or Sub, threatened against the Company or Sub or any of their respective properties before any court, tribunal, government agency or instrumentality. To the knowledge of the Company or Sub, there is no action, suit, investigation or proceeding pending against any officer or key employee of the Company with respect to or which could effect the Company's or Sub's business activities. Neither the Company nor Sub is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or Sub currently pending or which the Company or Sub intends to initiate.

      3.9 Intellectual Property.

            (a) Each of the Company or Sub owns, or is licensed to use or otherwise entitled to exercise rights to all patents, trademarks, trade names, service marks, copyrights, trade secret rights and other intellectual property rights, and any applications or registrations therefor, and all net lists, schematics, technology, source code, know-how, computer software programs and all other tangible and intangible information or material, that are necessary for the business of the Company and Sub as now conducted and for projects currently planned for production (collectively, the "Intellectual Property Rights") and, to its knowledge, has not been and is not infringing upon or otherwise acting adversely to the right or claimed right of any person under or with respect to any of the foregoing.

            (b) Section 3.9(b) of the Disclosure Schedule lists all of the Company's or Sub's patents, registered copyrights, registered trademarks and service marks, and any applications or registrations therefor, included in the Intellectual Property Rights.

            (c) Neither the Company nor Sub is, or as a result of the execution and delivery of this Agreement or the Other Agreements, or the performance of the Company's obligations hereunder and thereunder will be, in violation of, or lose any rights granted pursuant to, any license or sublicense agreement.

            (d) No claims with respect to the Intellectual Property Rights have been asserted or, to the knowledge of the Company or Sub, are threatened by any person, (i) to the effect that the manufacture, sale or use of any product as now used or offered or proposed for use or sale by the Company or Sub infringes any copyright, patent, trade secret, or other intellectual property right,

(ii) against the use by the Company or Sub of any Intellectual Property Rights, or (iii) challenging the ownership, validity or effectiveness of any of the Intellectual Property Rights.

            (e) To the knowledge of the Company or Sub, there has not been and there is not now any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, including without limitation any employee or former employee of the Company or Sub.

            (f) No Intellectual Property Right is subject to any outstanding order, judgment, decree, litigation stipulation or settlement agreement restricting in any manner the licensing thereof by the Company or Sub. Neither the Company nor Sub has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any Intellectual Property Right.

            (g) Neither the Company nor Sub is aware that any of its respective employees are obligated under contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or Sub or that would conflict with the Company's or Sub's businesses as proposed to be conducted. There is no action, suit, proceeding or investigation pending or to the knowledge of the Company or Sub, threatened involving the prior employment of any employees of the Company or Sub, their use in connection with the businesses of the Company or Sub of any information or techniques allegedly proprietary or proprietary to any of their former employers or their obligations under any agreements with prior employers. Neither the execution nor the delivery of this Agreement, nor the carrying on of the businesses of the Company and Sub by the employees of the Company or Sub, nor the conduct of the Company's or Sub's businesses as proposed, will to the knowledge of the Company or Sub, conflict with or result in the breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any employee is obligated. Neither the Company nor Sub believes that it is or will find it necessary for it to utilize any inventions of any of its employees made prior to their employment by the Company or Sub, except for inventions which have been assigned to or licensed by the Company or Sub.

      3.10 Financial Statements.

            (a) Attached hereto as Exhibit F are copies of the Company's audited consolidated balance sheet, audited consolidated statement of income and retained earnings and audited consolidated statement of cash flows as of and for the periods ending September 30, 1994 and 1993 and its unaudited balance sheet as of March 31, 1995, and its unaudited statement of income and retained earnings for the quarter ended March 31, 1995 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles (except for normal year end adjustments and for the fact that the Company's unaudited balance sheet as at March 31, 1995, and its unaudited statement of income and retained earnings for the quarter ended March 31, 1995, do not contain footnotes required by generally accepted accounting principles). The Financial Statements present fairly the financial condition and operating results of the Company and Sub as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements or in the Disclosure Schedule, neither the Company nor Sub has liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 1995, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company and Sub taken as a whole or (ii) liabilities not required to be disclosed in the Financial Statements under generally accepted accounting principles.

            (b) Since March 31, 1995, there has not been:

                  (i) any change in the assets, liabilities, financial condition or operations of the Company or Sub from that reflected in the balance sheet at March 31, 1995, included in the Financial Statements, except changes in the ordinary course of business that have not had either individually or in the aggregate a Material Adverse Effect;

                  (ii) any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a Material Adverse Effect;

                  (iii) any waiver by the Company or Sub of a valuable right or of a material debt owed to it;

                  (iv) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or Sub, except in the ordinary course of business and not having a Material Adverse Effect;

                  (v) any change or amendment to a material contract or arrangement by which the Company or Sub, or any of the assets or properties of the Company or Sub, is bound or to which the Company or Sub, or any of the assets or properties of the Company or Sub, is subject;

                  (vi) any change in any compensation arrangement or agreement with any employee of the Company or Sub earning more than $75,000 in salary and bonus annually;

                  (vii) any labor organization activity affecting the Company or Sub or any labor dispute involving the Company or Sub, or any of the Company's or Sub's employees;

                  (viii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, or any redemption, purchase or other acquisition by the Company of any of its capital stock or options or other rights to acquire any such capital stock;

                  (ix) any increase in indebtedness for borrowed money, purchase commitments or capitalized lease obligations incurred by the Company or Sub, except for liabilities, commitments and obligations incurred in the ordinary course of business; or

                  (x) to the knowledge of the Company, any other event or condition of any character that might have a Material Adverse Effect.

      3.11 Brokers or Finders. Neither the Company nor Sub has retained or used the services of any individual, firm or corporation other than Rodman & Renshaw, Inc. in such a manner as to entitle such individual, firm or corporation to compensation as a broker or finder as a result of the execution of this Agreement or the Other Agreements or consummation of the transactions contemplated hereby or thereby.

      3.12 Material Contracts. The Company and Sub have delivered to Purchaser's counsel copies of all material contracts, agreements and instruments of the Company and Sub, which contracts are listed on Exhibit G attached hereto. Each such contract, agreement and instrument listed on Exhibit G is valid and binding on the Company or Sub, as applicable, and is in full force and effect.

      3.13 Agreements.

            (a) Except as set forth on Exhibit G, there are no agreements, understandings or proposed transactions between the Company or Sub and any of their respective officers, directors, affiliates or any affiliate thereof, except for agreements explicitly contemplated by this Agreement, the Stockholders' Agreement and the Registration Rights Agreement.

            (b) Except as set forth on Exhibit G, there are no agreements, understandings, instruments or contracts or commitments to which the Company or Sub is a party or by which the Company or Sub is bound that involve (i) obligations of, or payments to the Company or Sub in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or Sub.

      3.14 Employee Agreements. Each employee of the Company and Sub has entered into an agreement with the Company or Sub, as applicable, regarding confidentiality and proprietary information, and the form of such agreement has been furnished to Purchaser's counsel.

      3.15 Employees. Except as set forth in Section 3.15 of the Disclosure Schedule, neither the Company nor Sub has any collective bargaining agreement covering any of its employees. Except as set forth in Section 3.15 of the Disclosure Schedule, neither the Company nor Sub has any deferred compensation, pension, profit sharing, bonus, insurance, severance or any other similar employee benefit plan or obligation covering any of the Company's or Sub's employees. There are no asserted controversies or labor disputes pending, or to the knowledge of the Company or Sub, threatened between the Company or Sub and any of their respective employees. The Company and

Sub have complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment and employee benefit plans, programs and arrangements, and all employee benefit plans, programs and arrangements have, to the knowledge of the Company or Sub, been administered in compliance with their terms.

      3.16 Disclosure. The Company has fully provided Purchaser with all the information Purchaser has requested in deciding whether to acquire the Shares and the Warrant. This Agreement (including the Disclosure Schedules), the Other Agreements, and any other certificates delivered by the Company or Sub pursuant hereto or thereto, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading. The Company's financial projections contained in the Rodman & Renshaw, Inc. Confidential Private Placement Memorandum, dated November, 1994, for the Company's fiscal years 1995 and 1996 were prepared by the Company based on the assumptions set forth in such projections, which assumptions were made in good faith by the Company and are reasonable.

      3.17 Registration Rights. The Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity, except as set forth in the Registration Rights Agreement.

      3.18 Title to Property and Assets; Condition of Equipment.

            (a) The Company and Sub have good and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Financial Statements or except for such imperfections of title and encumbrances, if any, which are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

            (b) The equipment owned or leased by the Company or Sub is, taken as a whole, (i) adequate for the conduct of the business of the Company and Sub consistent with their past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition as necessary for the conduct of the Company's and Sub's business, ordinary wear and tear excepted,
(iv) regularly and properly maintained as necessary for the conduct of the Company's and Sub's business and (v) not obsolete, dangerous or in need of renewal or replacement, as necessary for the conduct of the Company or Sub's business.

      3.19 Tax Returns and Payments. The Company and Sub have filed all foreign, federal, state and local tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company and Sub have paid all taxes and other assessments due. The provision for taxes of the Company and Sub as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. All taxes and other assessments and levies which the Company or Sub is required to withhold or collect have been withheld or collected and have been paid over to the proper governmental authorities. There are no tax audits pending or threatened, and to the knowledge of the Company or Sub, there is no basis for an adjustment to the amount of taxable income shown on the tax returns of the Company or Sub.

      3.20 Environmental Matters.

            (a) Except as set forth in Section 3.20(a) of the Disclosure Schedule, no substance that is a Hazardous Material (as defined below) is present in, on or under any real property that the Company or Sub has at any time since December 21, 1990 owned, operated, occupied or leased. As used herein, the term "Hazardous Material" means any substance that has been designated by any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") to be radioactive, toxic, hazardous or otherwise a danger to health or the environment.

            (b) Since December 21, 1990 neither the Company nor Sub has transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material (a "Hazardous Material Activity") in violation of any applicable statute, rule, regulation, order or law, except for such violations which could not reasonably be expected to have Material Adverse Effect.

            (c) The Company and Sub have obtained all permits, licenses and other authorizations ("Environmental Permits") required to be obtained by any of them under the laws of any Governmental Entity relating to pollution or protection of the environment (collectively, "Environmental Laws"), except to the extent failure to obtain such Environmental Permits could reasonably be expected to have a Material Adverse Effect. All Environmental Permits are in full force and effect, except to the extent failure to maintain such Environmental Permits in full force and effect could reasonably be expected to have a Material Adverse Effect. The Company and Sub (i) are in compliance with all terms and conditions of the Environmental Permits and (ii) are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to so comply could reasonably be expected to have a Material Adverse Effect. Neither the Company nor Sub has received any notice or is aware of any past or present condition or practice of the businesses conducted by the Company or Sub or the Company's former subsidiaries (if any) that forms or could form the basis of any claim, action, suit, proceeding, hearing or investigation against the Company or Sub, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material.

      3.21 Related-Party Transactions. No employee, officer or director of the Company or Sub and no immediate family member of any such employee, officer or director is indebted to the Company or Sub, nor is the Company or Sub indebted (or committed to make loans or extend or guarantee credit) to any of them except, in the case of employees, officers or directors of the Company or Sub, for services rendered and expense reimbursements in the ordinary course of business. To the knowledge of the Company or Sub, none of such persons has any direct or indirect ownership in any firm or corporation with which the Company or Sub is affiliated or with which the Company or Sub has a material business relationship, or any firm or corporation that competes with the Company or Sub, except that employees, officers or directors of the Company or Sub and members of their immediate families may own stock in publicly traded companies that may compete with the Company or Sub. No officer or director of the Company or Sub or, to the knowledge of the Company, any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or Sub.

      3.22 Insurance. Each of the Company and Sub maintains adequate insurance, by financially sound and reputable insurers on its properties of a character and in such amounts and on such terms as customarily insured by corporations of the same or similar size engaged in the same or a similar business against loss or damage resulting from fire or other risks insured against by extended coverage and of the kind customarily insured against by such corporations, and maintains in full force and effect public liability insurance against claims for personal injury, death or property damage occurring upon, in, about or in connection with the use of any of its properties, and maintains such other insurance as may be required by law or other agreements to which the Company or Sub, as the case may be, is a party.

                                    SECTION 4
                   Representations and Warranties of Purchaser

      Purchaser hereby represents and warrants to the Company with respect to the purchase of the Shares and the Warrant as follows:

      4.1 Experience. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company; therefore, Purchaser is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

      4.2 Investment. Purchaser is acquiring the Shares and the Warrant for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares and the Warrant to be purchased have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Securities Act"), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.

      4.3 Rule 144. Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations and, that, Rule 144 is not now, and may not ever be available for resales.

      4.4 No Public Market. Purchaser understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

      4.5 Access to Data. Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the management of the Company and the opportunity to review the Company's facilities. Purchaser has also had an opportunity to ask questions of and seek information from the Company, its officers and representatives. All such questions have been answered, and all requests for information fulfilled, to Purchaser's satisfaction. Purchaser acknowledges that it is relying solely upon the terms and provisions of this Agreement, the Other Agreements, the certificates delivered pursuant hereto and thereto, and the Financial Statements, in its decision to enter into this Agreement and the Other Agreements and to consummate the transactions contemplated hereby and thereby. The foregoing, however, does not limit or modify the representations and warranties of Section 3 herein or the right of the Purchaser to rely thereon.

      4.6 Organization and Standing. Purchaser is a corporation duly organized, valid and existing in good standing under the laws of the State of Delaware.

      4.7 Corporate Power; Authorization. This Agreement when executed and delivered by Purchaser, will constitute the valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution, delivery and performance of this Agreement and the Other Agreements to which Purchaser is a party have been duly authorized by all necessary corporate action. Purchaser has all requisite corporate power and authority to execute this Agreement and the Other Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.

      4.8 Government Approvals and Filings. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement and any Other

Agreements other than those the failure to obtain or make could not reasonably be expected to have a material adverse effect on Purchaser.

                                    SECTION 5
                       Conditions to Closing of Purchaser

      Purchaser's obligation to purchase the Shares and the Warrant at the Closing are, at the option of Purchaser, subject to the fulfillment of the following conditions (any of which may be waived by Purchaser):

      5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct as of the date of this Agreement and as of the Closing Date.

      5.2 Covenants. All covenants, agreements and conditions contained in this Agreement and the Other Agreements to be performed by the Company on or prior to the Closing Date shall have been performed or complied with, unless waived in writing by the Purchaser.

      5.3 Opinion of Company's Counsel. Purchaser shall have received from Golenbock, Eiseman, Assor & Bell, counsel to the Company, an opinion addressed to Purchaser, dated the Closing Date, in substantially the form attached hereto as Exhibit H.

      5.4 Consents. The Company shall have obtained all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the Other Agreements which need to be obtained prior to the Closing.

      5.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

      5.6 Restated Certificate. The Restated Certificate in the form attached hereto as Exhibit A shall have been filed with the Delaware Secretary of State.

      5.7 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby, shall have been reasonably approved by Purchaser's counsel.

      5.8 Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit E shall have been executed.

      5.9 Stockholders' Agreement. The Stockholders' Agreement in the form attached hereto as Exhibit D shall have been executed.

      5.10 Warrant. The Warrant in the form attached hereto as Exhibit B shall have been executed.

      5.11 Board of Directors. The Company's Bylaws shall have been amended in the form attached hereto as Exhibit 1, and will be consistent with an initial Board of seven directors, two of whom Purchaser shall have the right to elect. As of the Closing, the Board of Directors of the Company will consist of Christine Whitman, Seiya Miyanishi, James Geater, Victor Mann, Andrew Peskoe, Brendan Hegarty and Donald Waite.

      5.12. Participation Rights. The Company shall have received waivers from all of its existing security holders entitled to Participation Rights under
Section 10 of the Stockholders' Agreement, dated as of December 21, 1990, as amended by and among the Company and the stockholders of the Company.

      5.13 Certificates.

            (a) Each of the Company and Sub shall have delivered to the Purchaser a certificate of its President dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 5.1, 5.2, 5.4 and 5.12 of this Agreement.

            (b) Each of the Company and Sub shall have delivered a certificate of its secretary, certifying as to (i) the incumbency of its officers executing this Agreement and the Other Agreements and all other documents executed and delivered in connection herewith and therewith, (ii) a copy of its By-laws, as in effect on and as of the Closing Date, and (iii) the resolutions adopted by its Board of Directors authorizing and approving the execution, delivery and performance of this Agreement and the Other Agreements, all matters in connection with this Agreement and the Other Agreements, and the transactions contemplated hereby and thereby.

                                    SECTION 6
                        Conditions to Closing of Company

      The Company's obligation to sell and issue the Shares and the Warrant at the Closing is subject to the fulfillment as of the Closing Date of the following conditions (any of which may be waived by the Company):

      6.1 Representations. The representations made by Purchaser in Section 4 hereof shall be true and correct as of the Closing Date.

      6.2 Registration Rights Agreement. The Registration Rights Agreement in the form attached hereto as Exhibit E shall have been executed and delivered by all parties thereto.

      6.3 Stockholders' Agreement. The Stockholders' Agreement in the form attached hereto as Exhibit D shall have been executed and delivered by all parties thereto.

      6.4 Consents. The Company shall have obtained all consents, permits and waivers necessary or appropriate for the consummation of the transactions contemplated by this Agreement and the Other Agreements which need to be obtained prior to the Closing.

      6.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

      6.6 Restated Certificate. The Restated Certificate in the form attached hereto as Exhibit A shall have been filed with the Delaware Secretary of State.

      6.7 Warrant. The Warrant in the form attached hereto as Exhibit B shall have been executed.

      6.8 Board of Directors. The Company's Bylaws shall have been amended in the form attached hereto as Exhibit I, and will be consistent with for an initial Board of seven directors, two of whom Purchaser shall have the right to elect. As of the Closing, the Board of Directors of the Company will consist of Christine Whitman, Seiya Miyanishi, James Geater, Victor Mann, Andrew Peskoe, Brendan Hegarty and Donald Waite.

      6.9. Participation Rights. The Company shall have received waivers from all of its existing security holders entitled to Participation Rights under
Section 10 of the Stockholders' Agreement, dated as of December 21, 1990, as amended by and among the Company and the stockholders of the Company.

                                    SECTION 7
                            Covenants of the Company

      The Company hereby covenants and agrees, except as provided in Section 7.2(c), so long as at least 10,000 shares of Series B Preferred (subject to adjustment for stock splits, stock dividends and the like) are outstanding, as follows:

      7.1 Basic Financial Information.

            (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within 120 days thereafter, the Company will furnish to Purchaser a consolidated balance sheet of the Company and Sub as at the end of such fiscal year, and consolidated statements of income, consolidated statement of cash flows and consolidated statements of changes in shareholders' equity of the Company and Sub for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited by independent public accountants of national standing selected by the Company, and a capitalization table in reasonable detail for such fiscal year.

      7.2 Additional Information.

            (a) The Company will permit representatives of Purchaser to visit, at such Purchaser's expense, and inspect any of the properties of the Company and Sub, including their books of account, and to discuss the affairs, finances and accounts of the Company and Sub with the officers of the Company and Sub and the Company's independent public accountants, all at such reasonable times and, upon reasonable notice, as often as Purchaser may reasonably request. In addition, the Company will deliver the reports described below in this Section
7.2 to Purchaser (provided, that, if any report of a similar nature as those described below (which includes at least all the information required in clauses
(i) and (ii) below) is from time to time required to be delivered by the Company to an institutional lender, such similar report may be substituted therefore):

                  (i) as soon as practicable after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and Sub as at the end of such month, and consolidated statements of income and of sources and applications of funds of the Company and Sub for such month and for the current fiscal year of the Company to date, prepared in accordance with generally accepted accounting principles (other than for accompanying footnotes) consistently applied, subject to changes resulting from year-end audit adjustments, in reasonable detail and certified by the principal financial or accounting officer of the Company; and

                  (ii) as soon as available (but in any event within 30 days after the commencement of its fiscal year) a summary of the financial plan of the Company for the fiscal year as contained in its operating plan approved by the Company's Board of Directors, and any material changes in such financial plan shall be delivered as promptly as practicable after such changes have been approved by the Board of Directors.

            (b) The provisions of this Section 7.2 shall not be in limitation of any rights that Purchaser may have with respect to the books and records of the Company and Sub, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

            (c) The information rights of Purchaser set forth in this Section
7.2 shall terminate in all respects on the earlier of (i) the date of the closing of an initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of the Company's Common Stock, and (ii) the date on which the Company is first subject to the reporting requirements of Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            (d) Notwithstanding anything to the contrary contained in this Agreement or any Other Agreements, Purchaser will not request and agrees to cause its directors, officers, shareholders, employees, agents, affiliates, attorneys, accountants, advisers and representatives (collectively "Purchaser Affiliates") not to request that the Company or Sub disclose, nor will the Company or Sub or any of their respective directors, officers, shareholders, employees, agents, affiliates, attorneys, accountants, advisers or representatives be obligated to disclose any of the following non-public information with respect to any competitor of Purchaser with whom the Company or Sub conducts or contemplates conducting business: information with respect to the production and sale of products currently marketed or planned for marketing, technology, know-how, methods of operation, processes, projects, proprietary and confidential matters and any other material non-public information related to the business of such competitor. The provisions set forth in this Section 7.2(d) shall in no way restrict Purchaser or any Purchaser Affiliates from requesting or receiving customary information in its capacity as a customer of the Company.

      7.3 Employee Agreements. Each person now or hereafter employed by the Company or Sub will enter into an agreement with the Company or Sub, as applicable, regarding confidentiality and proprietary information.

      7.4 Use of Proceeds. Promptly after the Closing Date, and in any event within 30 days of the Closing Date, the Company shall use the proceeds from the sale of the Shares to pay off all the indebtedness of the Company and Sub listed on Part I of Exhibit J hereto. Any remaining proceeds from the sale of the Shares shall be used in accordance with Part II of Exhibit J hereto.

      7.5 Prompt Payment of Taxes, etc. The Company will pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto as required by generally accepted accounting principals consistently applied; provided further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

      7.6 Maintenance of Properties. Each of the Company and Sub will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time will make all needed and proper repairs, renewals, and replacements.

      7.7 Insurance. Each of the Company and Sub will keep its material assets (individually or in the aggregate) which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks, and in such amounts as, customarily insured against by corporations of similar size engaged in the same or similar business as the Company and Sub. Each of the Company and Sub will maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

      7.8 Accounts and Records. Each of the Company and Sub will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

      7.9 Maintenance of Corporate Existence, etc. Each of the Company and Sub shall maintain in full force and effect its corporate existence, rights and franchises and use its best efforts to maintain in full force and effect all licenses and other rights to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by the Company or Sub to be material to the conduct of their business.

      7.10 Availability of Common Stock for Conversion. The Company will from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall be insufficient to permit conversion of all the then outstanding Shares and Warrant Shares.

      7.11 Hirings. As soon as is practical after the Closing, the Company shall use its best efforts to hire, after consultation with Purchaser, a highly qualified Chief Financial Officer and a highly qualified Vice President of Operations. In the event the Company determines to issue or agrees to grant or issue upon the hiring of such officers stock options or any other equity securities to such officers, it may only do so with the consent of Purchaser's representatives to the Board of Directors.

      7.12 Adoption of Stock Option Plans and Issuance of Employee Stock Options. The Company shall not (i) adopt any stock option plan, stock purchase plan or any other incentive plan for officers, directors, employees and consultants of the Company or any of its subsidiaries (and shall not increase the shares reserved for issuance under any stock plan existing on the date of this Agreement or any other stock plan) or (ii) issue any options or warrants to officers, directors, employees or consultants of the Company or any of its subsidiaries outside of any such plan, in each case, without the written consent of Purchaser.

      7.13 Incurrence of Indebtedness. The Company will not and will not permit any subsidiary of the Company to incur, guarantee, assume, create or in any way become obligated with respect to any indebtedness for borrowed money except for
(x) the refinancing of any indebtedness existing after the proceeds from the sale of the Shares are used by the Company to pay off the indebtedness of the Company and Sub as contemplated by Section 7.4 (the "Remaining Indebtedness") with provisions for interest not to exceed 10% on such Remaining Indebtedness and (y) up to $3.0 million of additional indebtedness at any one time outstanding for working capital purposes.

                                    SECTION 8
                                  Miscellaneous

      8.1 Transfer of Certain Rights.

            (a) Subject to the terms and provisions of the Stockholders' Agreement and the Registration Rights Agreement, the rights granted to the Purchaser under this Agreement and the Warrant may only be transferred to:

                  (i) any majority-owned subsidiary or controlled affiliate of the Purchaser (but only if and for so long as such subsidiary or affiliate remains a majority owned subsidiary or controlled affiliate of the Purchaser (except as otherwise provided in Section 8.1(a)(ii) below)), or

                  (ii) any transferee that acquires at least 14,000 shares of Series B Preferred (subject to adjustment for stock splits, stock dividends and the like), including shares of Series B Preferred issuable upon exercise of the Warrant; provided, however, that the Company is given written notice by the transferee at the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned; provided, further, as a condition precedent to any such transfer, the transferee agrees in writing to be bound by and subject to all terms and conditions of this Agreement. The rights granted to the Purchaser set forth in Sections 7.4, 7.11, 7.12 and 7.13 may not be transferred to a transferee pursuant to this Section 8.1(a)(ii).

            (b) A transferee to whom rights are transferred pursuant to this Section may not again transfer such rights to any other person or entity, other than as provided in paragraph (a) above.

            (c) The restrictions contained in this Section 8.1 shall terminate immediately prior to the closing of an initial firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of the Company's Common Stock for the account of the Company to the public at a price per share (determined without regard to underwriter commissions and expenses) of not less than Five Hundred Dollars $500.00 (as adjusted for stock splits, stock dividends, recapitalizations and the like) and aggregate gross proceeds to the Company of not less than Ten Million Dollars ($10,000,000), before deduction of underwriting discounts and commissions and registration expenses.

      8.2 Governing Law. This Agreement shall be governed and construed in accordance with laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. The parties hereto agree to submit to the non-exclusive jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement.

      8.3 Survival of Representations and Warranties. Except with respect to fraud or willful or intentional efforts to deceive or mislead, all representations and warranties made in Section 3 and Section 4 shall survive until the later of January 30, 1997 or thirty (30) days after the date of delivery to Purchaser of the Company's audited financial statements for the fiscal year ending September 30, 1996, provided, that the representations and warranties made herein by the Company and Sub with respect to tax returns and payments shall survive the Closing of the transactions contemplated hereby for three (3) years from the date of this Agreement.

      8.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors and assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of Purchaser to purchase the Shares and the Warrant shall not be assignable without the prior written consent of the Company.

      8.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable to any other party in any manner for any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      8.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or other cause delivered by hand or by messenger, or sent by facsimile and confirmed by mail addressed as follows:

          If to Purchaser         Seagate Technology, Inc.
                                  920 Disc Drive
                                  Scotts Valley, California 95066-4544
                                  Attn: Stephen J. Luczo
                                  Telephone: (408) 438-6550
                                  Facsimile: (408) 438-0558

          If to the Company       CVC Holdings, Inc.
          or Sub                  525 Lee Road
                                  Post Office Box 1886
                                  Rochester, New York 14603
                                  Attn: Christine B. Whitman
                                  Telephone: (716) 458-2550
                                  Facsimile: (716) 458-0424
          with a copy to          Golenbock, Elseman, Assor & Bell
                                  437 Madison Avenue, 35th Floor
                                  New York, New York 10022
                                  Attn: A. C. Peskoe, Esq.
                                  Telephone: (212) 907-7300
                                  Facsimile: (212) 754-0330

            Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or sent by confirmed facsimile, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or if sent by reputable overnight courier, two days after delivery to such courier.

      8.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares or the Warrant, upon any breach or default of the Company or Sub under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any Securities of any breach or default under this Agreement, or any waiver on the part of Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to Purchaser, shall be cumulative and not alternative.

      8.8 California Qualification. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

      8.9 Fees of Purchaser's Counsel. At the Closing, the Company will pay the reasonable fees (not to exceed $20,000) and reasonable expenses of Wilson, Sonsini, Goodrich & Rosati, P.C., counsel to Purchaser, related to this Agreement, the Other Agreements and the transactions contemplated hereby and thereby.

      8.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      8.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

      8.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      8.13 Brokers or Finders. The Company and Sub shall, jointly and severally, hold harmless and indemnify Purchaser from and against any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with this Agreement incurred, directly or indirectly, as a result of action taken by the Company or Sub, and Purchaser shall hold harmless and indemnify the Company and Sub from and against any liability for brokerage or finders' fees or agents' commissions or similar charges in connection with this Agreement incurred, directly or indirectly, as a result of action taken by Purchaser.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "COMPANY"

                                       CVC HOLDINGS, INC.
                                       a Delaware corporation



                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------


                                       "SUB"
                                       CVC PRODUCTS, INC.
                                       a Delaware corporation


                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------


                                       "PURCHASER"

                                       SEAGATE TECHNOLOGY, INC.
                                       a Delaware corporation


                                       By:
                                           -------------------------------------

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       "COMPANY"

                                       CVC HOLDINGS, INC.
                                       a Delaware corporation



                                       By:
                                           -------------------------------------


                                       "SUB"
                                       CVC PRODUCTS, INC.
                                       a Delaware corporation


                                       By:
                                           -------------------------------------


                                       "PURCHASER"

                                       SEAGATE TECHNOLOGY, INC.
                                       a Delaware corporation


                                       By:
                                           -------------------------------------

                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                   (See Tab 4)

                                    EXHIBIT B

                   SERIES B PREFERRED STOCK PURCHASE WARRANT


                                   (See Tab 6)

                                    EXHIBIT C

              DISCLOSURE SCHEDULE TO REPRESENTATIONS AND WARRANTIES

                              DISCLOSURE SCHEDULES

            For purposes of these Disclosure Schedules, each disclosure applies only to the particular section referenced unless a disclosure is specifically cross referenced in a separate section or otherwise clearly applies to another section.

            Capitalized terms used in these Disclosure Schedules and not otherwise defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement to which these Disclosure Schedules are attached.

                                  Schedule 3.1

                            Organization and Standing


            Sub leases property in Towson, Maryland but is not qualified to do business in the State of Maryland, however, such failure to be so qualified will not result in a Material Adverse Effect.

            Sub has an office in Garland, Texas but is not qualified to do business in the State of Texas, however, such failure to be so qualified will not result in a Material Adverse Effect.

                                  Schedule 3.4

                                 Capitalization

            Option Agreement, dated as of December 21, 1990, between Company and Christine Whitman.

            Option Agreement, dated as of December 21, 1990, between Company and Christopher Mann.

            Option Agreement, dated as of December 21, 1990, between Company and Paul Ballentine, as assigned.

            Option Agreement, dated as of January 24, 1992, between Company and Keene Little (together with Employment Agreement, dated November 19, 1990, between Keene Little and Sub, contemplating the grant of additional options).

            Option Agreement, dated as of July 12, 1993, between Company and Thomas Omstead.

            Option Agreement, dated as of October 15, 1993, between Company and Thomas Kandris.

            Option Agreement, dated as of October 15, 1993, between Company and Ahmad Kermani.

            Option Agreement, dated as of February 1, 1994, between Company and Mehrdad Moslehi.

            Option Agreement, dated as of April 18, 1994, between Company and Yong Jin Lee.

            Option Agreement, dated as of August 15, 1994, between Company and Philip Chapados.

            Option Agreement, dated as of October 17, 1994, between Company and Lino Velo.

            Option Agreement, dated as of December 19, 1994, between Company and Cecil Davis.

            The holders of the 8% Non-cumulative Convertible Preferred Stock are entitled to conversion rights as provided in Company's Certificate of Incorporation, as amended.

            Each signatory stockholder is entitled to participation rights pursuant to Section 10 of the Stockholders' Agreement, dated as of December 21, 1990, as amended, among Company and the signatory stockholders. The Amended and Restated Stockholders' Agreement dated as of the Closing Date among Company and the signatory stockholders will not have such participation rights. Company has received a waiver from each stockholder entitled to participation rights in connection with the offering of the Shares and the sale of the Warrant. No stockholder is entitled to participation rights with respect to any prior transaction.

            Voting agreements exist among the holders of Company's capital stock pursuant to Section 2 of the Stockholders' Agreement, dated as of December 21, 1990, as amended, among Company and the signatory stockholders. The Amended and Restated Stockholders' Agreement dated as of the Closing Date among Company and the signatory stockholders will amend such voting agreements.

            Immediately prior to the Closing, Company's outstanding securities will be held as set forth in Exhibit 1 hereto.

                                  Schedule 3.6

           Compliance with Law and Other Instruments; None Burdensome

            Currently and from time to time, Sub has been in default under certain covenants and obligations under and in connection with the Amended and Restated Revolving Loan and Security Agreement, dated as of January 29, 1992, as amended December 16, 1992, February 11, 1993 and August 12, 1994 (the "Loan and Security Agreement"), with The Chase Manhattan Bank, N.A., as successor by merger to Chase Lincoln First Bank, N.A. (the "Lender") , and related agreements and documents, and Sub may from time to time be in default under certain obligations to HYGE Partners (the former owners of Sub's capital stock), however, such defaults, individually or in the aggregate, will not result in a material additional liability to Company or Sub or adversely affect the consummation of the transactions contemplated hereby.

                                  Schedule 3.8

                                   Litigation

            Company has provided to Purchaser copies of correspondence from its customer Read Rite Corporation ("Read Rite") in connection with Read Rite's assertion that an officer of Company disclosed proprietary information of Read Rite. Neither Company nor Sub has received any further communication from Read Rite with respect to this matter since February 17, 1995. There can be no assurance that Read Rite will not, at a later date, choose to assert a claim.

            Sub is subject to an Order on Consent issued by the New York State Department of Environmental Conservation.

            In June 1993, James E. Toal commenced an action against Sub in the Untied States District Court, Western District of New York, based, inter alia, on allegations that had formed the basis of his November 1991 complaint with the New York State Division of Human Rights. The action alleged age discrimination, discrimination based on disability and breach of Sub's contractual obligations under its collective bargaining agreement, all in connection with Sub's layoff of Mr. Toal in June 1991 and its denial of his applications for other employment at Sub. This action was settled by the parties in July 1994 by Sub's payment to Mr. Toal of $18,000 and Mr. Toal's release of Sub from all claims and actions. This item is on this Disclosure Schedule for informational purposes only and the Company and Sub do not anticipate any additional liability with respect to this matter.

            See Schedule 3.9(d).

                                  Schedule 3.9

                              Intellectual Property

b.          "Connexion" - a registered trademark.

            See Exhibits 2 and 3 attached hereto.

d. Luxtron Corporation ("Luxtron") has requested that Sub review the applicability of various of Luxtron's patents to Sub's wafer monitoring techniques to ensure that Sub does not infringe Luxtron's patent rights and, if applicable, that Sub discuss with Luxtron the potential licensing of Luxtron's patented technology. Neither Company nor Sub has received any further communication from Luxtron with respect to this matter since November 4, 1994. There can be no assurance that Luxtron will not, at a later date, choose to assert an infringement claim.

            Applied Materials has "reminded" an officer of Company, formerly employed by Texas Instruments, of applicable non-disclosure obligations regarding confidential information concerning wafer temperature measurement received by such officer from an employee of Applied Material while such officer was employed at Texas Instruments. Company believes that such officer is not using such information improperly. Neither Company nor Sub has received any further communication from Applied Materials with respect to this matter since January 26, 1994. There can be no assurance that Applied Materials will not, at a later date, choose to assert a claim with respect to the foregoing.

            Company has provided to Purchaser copies of correspondence from its customer Read Rite Corporation ("Read Rite") in connection with Read Rite's assertion that an officer of Company disclosed proprietary information of Read Rite. Neither Company nor Sub has received any further communication from Read Rite with respect to this matter since February 17, 1995. There can be no assurance that Read Rite will not, at a later date, choose to assert a claim.

e. It is Sub's opinion that Hitachi has copied Sub's 624 design reportedly given to Hitachi by a customer of Sub.

g. Applied Materials has "reminded" an officer of Company, formerly employed by Texas Instruments, of applicable non-disclosure obligations regarding confidential information concerning wafer temperature measurement received by such officer from an employee of Applied Material while such officer was employed at Texas Instruments. Company believes that such officer is not using such information improperly. Neither Company nor Sub has received any further communication from Applied Materials with respect to this matter since January 26, 1994. There can be no assurance that Applied Materials will not, at a later date, choose to assert a claim with respect to the foregoing.

            AG Associates has questioned the propriety and intent of Sub's employment of former employees of AG Associates and/or its subsidiary, Rapro Technology. Neither Company nor Sub has received any further communication from AG Associates with respect to this matter since January 14, 1994.

            Matters with respect to Phil Hartman as previously disclosed to Purchaser.

            It may be necessary to utilize inventions of Dr. Philip Chapados, Mr. Cecil Davis, Dr. Yong Jin Lee, Dr. Mehrdad Moslehi, Dr. Thomas Omstead, Dr. Ajit Paranjpe and Dr. Lino Velo, made prior to each such employee's employment with Company or Sub, which inventions Company and Sub believe are within Company's and/or Sub's rights to use. Company and/or Sub has received such permission with respect to the grant of use of the foregoing inventions as they deem necessary.

                                  Schedule 3.10

                              Financial Statements


a. During 1993, Company changed its method of accounting for certain contracts from the completed contract method to the percentage of completion method. Company, however, is contemplating returning to the completed contract method.

b.          (i) See Exhibit 4 attached hereto.

            (iii) Company has not exercised any of its rights of refusal pursuant to Section 4 of the Stockholders' Agreement, dated as of December 21, 1990, as amended, among Company and the signatory stockholders, with respect to recent sales of stock and options to purchase common stock by Paul Ballentine and David and Dianan Pefley.

            (iv) See Exhibit 4 attached hereto.

            (vi) Christopher Mann's will receive a standard relocation adjustment (20% more than his Rochester salary) in connection with his relocation to the California office as of May 16, 1995.

            (ix) See Exhibit 4 attached hereto.

                                  Schedule 3.12

                               Material Contracts

            Currently, and from time to time, Sub has been in default under certain covenants in its Amended and Restated Revolving Loan and Security Agreement, dated as of January 29, 1992, as amended December 16, 1992, February 11, 1993 and August 12, 1994, between Sub and the Lender, and Sub may from time to time be in default under its agreements with HYGE Partners, however, such defaults, individually or in the aggregate, will not result in a material additional liability to Company or Sub or adversely affect the consummation of the transactions contemplated hereby. The amounts outstanding under the foregoing agreements will be paid off with the proceeds of the transactions contemplated by this Securities Purchase Agreement within thirty days of the Closing Date.

                                  Schedule 3.13

                                   Agreements

            b. A former affiliate of Company and Sub, CVC Scientific Products Limited, has certain rights to use the name "CVC Scientific Products" and "CVC" under stated terms and conditions. Company understands that CVC Scientific Products Limited has ceased doing business.

            Varian Associates, Inc. has a limited non-exclusive license to use the names "CVC Products, Inc." and "CVC" in conjunction with the terms "-type" or "-style" as described in the Asset Purchase and Sale Agreement, dated as of September 30, 1993, among Company, Sub and Varian Associates, Inc.

                                  Schedule 3.15

                                    Employees

      Collective Bargaining Agreement:

            Agreement between Sub and Local 342 of the International Union of Electronic, Electrical, Salaried, Machine & Furniture Workers, AFL-CIO, dated November 7, 1991, as extended.

      The following information is with respect to salaried employees only:

      Deferred Compensation:

            Agreement, dated as of December 21, 1990, with respect to Deferred Compensation Plan for Officers of Sub among Sub, Garfield, Morse, Anderson and Wright.

      Pension:

            Defined Benefit Plan for the period from October 1, 1973 through September 30, 1991. The plan was frozen on September 30, 1991.

            Group Annuity Contracts provided by Mass Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111. Empire Professional Services, 77 Sully's Trail, Pittsford, New York 14534 serves as actuary thereunder.

      Profit Sharing:

            Sub offers a qualified 401(k) pension plan to all permanent employees (Contract No. 4-01135 instituted October 1, 1991). The plan trustee and investment manager is the Principal Investment/Financial Group - Pen. Adm. DC4, 711 High Street, Des Moines, Iowa 50392.

      Health Insurance:

            Insurance coverage is provided to Rochester, New York employees by Blue Cross/Blue Shield of Rochester, Preferred Care or Genesee Valley Group Health Association Insurance Program and Blue Choice of Rochester. Sub shares the cost of health insurance by paying 50% of the health insurance premiums. The employee is responsible for the remaining 50%. Each of the foregoing providers also provides a prescription drug reimbursement program.

            Insurance coverage is provided to Fremont, California employees by Blue Cross/Blue Shield and John Alden Life Insurance

Company. Sub shares the cost of health insurance by paying 50% of the health insurance premiums. The employee is responsible for the remaining 50%. Blue Cross/Blue Shield provides a prescription drug reimbursement program.

            Sub pays 65% of medical insurance premiums for retirees who were hourly employees. The retired employee is responsible for the remaining 35% of such premium.

            Sub pays 50% of medical insurance premiums for retirees who were salaried employees. The retired employee is responsible for the remaining 50% of such premium.

      Dental Insurance:

            Dental insurance coverage is an optional benefit which is provided to Rochester, New York employees by Travelers Insurance Company and the Business Council of New York State. Sub contributes 100% of the premium for individual coverage and $18.60 per pay period for family dental coverage, the remainder of which premium is paid by the employee.

      Short-term Disability:

            Short-term disability coverage is provided by CNA Insurance Company. In addition, Rochester, New York employees are eligible for disability coverage under New York State disability laws, and Fremont, California employees are eligible for disability coverage under California disability laws.

      Long-term Disability:

            Long-term disability coverage for both Rochester, New York and Fremont, California employees is provided by Travelers Insurance Company through the Business Council of New York State. Sub pays all premiums for such coverage. Employees have the option of purchasing additional long-term disability coverage.

      Life Insurance:

            Life insurance coverage for both Rochester, New York and Fremont, California employees is provided by Travelers Insurance Company through the Business Council of New York State. The plan provides term insurance and accidental death and dismemberment in an amount equal to one years' salary at no cost to the employee.

            Retirees who were hourly employees receive reduced life insurance in the amount of $3,500

      Bonus Plan:

            Management Bonus Plan for fiscal year 1994.

            Bonus Plan for Non-Management Employees for fiscal year 1994.

            No bonus plans have been developed or are in effect for fiscal year 1995.

      Severance:

            Severance payments are up to management discretion.

      Flexible Benefit Program:

            If elected, medical and dental premiums paid by the employee are deducted from pre-tax dollars.

      Other Employee Benefits:

            Payroll savings and direct deposit plans - Employees may elect to have a specific amount direct deposited in a savings and/or checking account maintained with Rochester Community Savings Bank or Summit Federal Credit Union.

            Credit union membership - Sub is a member of Summit Federal Credit Union and employees may enroll for membership therein.

            Savings bonds - Employees may elect payroll deductions for the purchase of United States savings bonds.

            Tuition reimbursement programs - - Employees are eligible for tuition reimbursement for job related courses as approved by the Educational Assistance Team based on department head recommendations.

            Holidays - - Employees are paid for 11 paid holidays annually.

            Vacation - - Employees are entitled to progressive vacation benefits.

            Absence allowance - - Employees are entitled to a paid absence allowance for illness or personal business.

            Safety shoes - - Company contributes $100 every two years to all employees towards one pair of safety shoes.

            Safety glasses - - All employees are eligible for one pair of safety glasses every two years with a prescription.

      Employment Agreements:

            Employment Agreement, dated as of December 21, 1990, between Company and Christine Whitman.

            Employment Agreement, dated as of October 25, 1993, between Sub and Thomas Kandris.

            Employment Agreement, dated as of October 25, 1993, between Sub and Ahmad Kermani.

      Labor Disputes:

            Sub has been involved in labor disputes with union employees in the past, including a strike by Local 342 of the International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers AFL-CIO in October through November 1991. The original term of the agreement between Local 342 and Sub entered into after the strike ended on October 30, 1994. The agreement was extended for a period of twelve months, through October 30, 1995, by mutual consent. This item is on this Disclosure Schedule for informational purposes only.

                                  Schedule 3.18

              Title to Property and Assets; Condition of Equipment

a. Liens in favor of the Lender pursuant to the Amended and Restated Revolving Loan and Security Agreement, dated as of January 29, 1992, as amended December 16, 1992, February 11, 1993 and August 12, 1994, between Sub and the Lender.

            Liens in favor of the Monroe Industrial Development Agency and Manufacturers Hanover Trust (now known as Chemical Bank) in connection with the 525 Lee Road, Rochester, New York property financing documents listed below (including a financing statement filed with respect to a North American 7-1/2 ton crane with Detroit 7-1/2 ton hoist including cross rails located at 525 Lee Road, Rochester, New York).

            Title to premises known as 525 Lee Road, City of Rochester, New York, is vested in County of Monroe Industrial Development Agency, by deed recorded September 17, 1974 in the Monroe County Clerk's Office in Liber 4723 of Deeds, page 90, and is subject to terms, covenants, conditions and restrictions contained in deed recorded in Liber 4299 of Deeds, page 177, and Declaration of Restrictions contained in Liber 4469 of Deeds, page 13.

            Memorandum of Lease executed by County of Monroe Industrial Development Agency to Sub, dated September 16, 1974, and filed for record in the Monroe County Clerk's Office on September 17, 1974, and recorded in Liber 4723 of Deeds, page 75; as assigned by Assignment of Lease from County of Monroe Industrial Development Agency to Manufacturers Hanover Trust Company/Genesee Region, dated August 1, 1974 and filed for record in the Monroe County Clerk's Office on September 17, 1974 and recorded in Liber 4723 of Deeds, page 98:

            Mortgage by County of Monroe Industrial Development Agency to Manufacturers Hanover Trust Company/Genesee Region, which mortgage is given to secure the sum of $2,400,000.00 and is dated August 1, 1974 and filed for record in the Monroe County Clerk's Office on September 17, 1974 and recorded in Liber 3890 of Mortgages, page 65.

            Easement granted by County of Monroe Industrial Development Agency to Rochester Gas and Electric Corporation, dated January 14, 1975 and recorded January 15, 1975 in Monroe County Clerk's Office in Liber 4782 of Deeds, page 36.

            Terms, Covenants, Conditions and Restrictions contained in Deed recorded in Liber 4299 of Deeds, page 177, and in Deed from UDC to County of Monroe Industrial Development Agency recorded

September 17, 1974 in Liber 4723 of Deeds, page 90 and Declaration of Restrictions contained in Liber 4469 of Deeds, page 13.

            Collateral Security Second Mortgage and Security Agreement made by County of Monroe Industrial Development Agency to the Lender, which mortgage is given to secure the sum of $500,000 and is dated September 1, 1988.

            Security Agreement, dated September 1, 1988, as amended, by Sub in favor of the Lender and UCC financing statements filed pursuant thereto.

            Mortgage Modification and Extension Agreement, dated as of December 21, 1990, between County of Monroe Industrial Development Agency and the Lender.

            Bond Purchase Agreement, dated as of August 1, 1974, between County of Monroe Industrial Development Agency and Manufacturers Hanover Trust Company/Genesee Region.

            Fence owned by 515 Lee Rd. Associates, surrounding a concrete pad and enclosing an electrical transformer, encroaches onto property by 2.5 feet by approximately 11.25 feet.

            Liquid nitrogen tank located on the northern exterior of the building located at 525 Lee Road, Rochester, New York, owned by Air Products.

            Financing statements (which do not evidence a security interest) with respect to a cluster tool (together with related parts, components and equipment) ordered by Storage Technolgy Corporation ("Storage") have been filed by Storage to give notive that Sub is holding the foregoing items as a consignee, bailee or agent for Storage. The majority of the purchase price for the items has been paid by Storage. The items are being held at 525 Lee Road, Rochester, New York, to be reconfigured for a different application than that for which it was originally designed.

                                  Schedule 3.19

                            Tax Returns and Payments

            All tax returns for fiscal year 1994 are on extension.

                                  Schedule 3.20

                              Environmental Matters

a.          See Exhibit 5 attached hereto

            Hydrocarbon oil storage tank, 8,000 gal. capacity, is located to the west of the building located at 525 Lee Road, Rochester, New York. Fuel oil storage tank, 10,000 gal. capacity, is located to the east of the building located at 525 Lee Road, Rochester, New York. The 10,000 gal. capacity tank is no longer in use. The registration certificate has been provided to Purchaser.

c. Sub has received a proposed license agreement from the City of Rochester seeking permission to perform certain environmental tests on Sub's property in order to support delisting petitions to be submitted by the City of Rochester to the New York State Department of Environmental Conservation. The delisting petition would seek to have Sub's property excluded from the outer loop of the former Emerson Street hazardous waste dump site map. Sub has received conflicting oral advice from New York State officials as to the location of the dump site boundaries.

            Sub is subject to an Order on Consent issued by the New York State Department of Environmental Conservation, a copy of which has been provided to Purchaser.

                                  Schedule 3.21

                           Related Party Transactions

            Non-negotiable Limited Recourse Promissory Note, dated December 3, 1990, by Christine Whitman in favor of Nikko in the original principal amount of $100,000.

            Stockholders' Agreement, dated as of December 21, 1990, as amended, among Company and the signatory stockholders, which is being amended and restated as of the Closing Date.

            Employment Agreement, dated as of December 21, 1990, between Company and Christine Whitman.

            Employment Agreement, dated as of October 25, 1993, between Sub and Thomas Kandris.

            Employment Agreement, dated as of October 25, 1993, between Sub and Ahmad Kermani.

            Option Agreement, dated as of December 21, 1990, between Company and Christine Whitman.

            Option Agreement, dated as of December 21, 1990, between Company and Christopher Mann.

            Option Agreement, dated as of December 21, 1990, between Company and Paul Ballentine, as assigned.

            Option Agreement, dated as of July 12, 1993, between Company and Thomas Omstead.

            Option Agreement, dated as of October 15, 1993, between Company and Thomas Kandris.

            Option Agreement, dated as of October 15, 1993, between Company and Ahmad Kermani.

            Option Agreement, dated as of February 1, 1994, between Company and Mehrdad Moslehi.

            Option Agreement, dated as of April 18, 1994, between Company and Yong Jin Lee.

            Option Agreement, dated as of August 15, 1994, between Company and Philip Chapados.

            Option Agreement, dated as of October 17, 1994, between Company and Lino Velo.

            Option Agreement, dated as of December 19, 1994, between

Company and Cecil Davis.

            Limited Guaranty of Collection, dated as of December 21 1990, by Christine Whitman of Sub's obligations under the Deferred Compensation Agreement in favor of Garfield, Morse, Anderson and Wright.

            Guaranty of Collection, dated as of December 21, 1990, as confirmed and amended as of January 29, 1992, by Christine Whitman of Sub's obligations to the Lender.

            Guarantee Agreement, dated December 16, 1992, by Christine Whitman of Sub's obligations to the Lender.

            Restated Individual Limited Guarantee Agreement, dated August 12, 1994, by Anne G. Whitman of Sub's obligations to the Lender.

            Amended and Restated Pledge Security Agreement, dated December 27, 1993, by The Chase Manhattan Bank, N.A., as trustee of a trust for the benefit of Anne G. Whitman, of Sub's obligations to the Lender.

            Pledge Security Agreement, dated May 16, 1994, by Anne G. Whitman of Sub's obligations to the Lender.

            Subordinated Promissory Note, dated November 14, 1990, by Company in favor of Nikko in the original principal amount of $1,000,000.

            Subordinated Promissory Note, dated November 14, 1990, by Company in favor of Nikko in the original principal amount of $500,000.

                      CAPITALIZATION OF CVC HOLDINGS, INC.

                       Shares of
                         8% Non-                                                                       As Converted to
                      Cumulative      Shares of     Currently      Options        As Converted        Common (including
                      Convertible      Common      Exercisable    Subject to       to Common        Currently Exercisable
                    Preferred Stock     Stock        Options       Vesting     (Excluding Options)         Options)
                    ---------------   ---------    -----------    ----------   -------------------  ---------------------
Nikko Tecno                870             400            0             0            35,200                  35,200

Ms. A. Whitman             765               0            0             0            30,600                  30,600

Ms. Diana N. and            50               0            0             0             2,000                   2,000
Mr. David R. Pefley,
JTWROS

Ms. C. Whitman               0           9,200        9,750             0             9,200                  18,950

Mr. C. Mann                  0           1,399        5,000             0             1,399                   6,399

Mr. A. Peskoe                0             400            0             0               400                     400

Mr. K. Little                0               0        2,646             0                 0                   2,646

Ms. J. Peskoe                0           1,600        1,250             0             1,600                   2,850

Mr. T. Kandris               0             400          667         1,333               400                   1,067

Mr. J. Geater                0             800            0             0               800                     800

Dr. M. Moslehi               0           1,600        3,000         3,000             1,600                   4,600

Mr. V. Mann                  0             400            0             0               400                     400

Dr. L. Velo                  0             480            0           500               480                     480

Dr. Y. Lee                   0           1,100            0           500             1,100                   1,100

Dr. P. Chapados              0             400            0           500               400                     400

Dr. T. Omstead               0             200          334           666               200                     534

Mr. Ahmad Kermani            0               0          167           333                 0                     167

Mr. Cecil Davis              0               0            0         2,000                 0                       0
-------------------------------------------------------------------------------------------------------------------------
                         1,685          18,379       22,814         8,832            85,779                 108,593

                               CVC PRODUCTS, INC.

                              U.S. PATENT PORTFOLIO

                                 APRIL 12, 1995


                                     PATENTS

No. 5,248,402 - Issued 9/28/93
APPLE-SHAPED MAGNETRON FOR SPUTTERING SYSTEM

                              PENDING APPLICATIONS

No. 08/369,381 (CIP) - Filed 1/06/95
MAGNETIC ORIENTING DEVICE FOR THIN FILM DEPOSITION AND
METHOD OF USE

                           APPLICATIONS BEING PREPARED

METHOD AND APPARATUS FOR CENTRIFUGAL PROCESSING OF
MICROELECTRONIC WAFERS
Draft sent to CVC

WAFER HANDLER FOR MULTI-STATION TOOL
Draft sent to CVC

                            PROSPECTIVE APPLICATIONS

Magnetic Bearing and Rotor for Vacuum Processor

Coating Measurer for Magnetically Supported Wafers

Plasma-assisted Chemical Vapor Deposition Unit

Wafer Support for Enhanced Thermal Transfer

Plasma Confinement and Control System

           List of Disclosures and Patent Applications (4/30/95)(1) *

o CVC-0001: Rapid Thermal Processing High-Performance Multi-Zone Illuminator for Wafer Backside Heating; by Mehrdad M. Moslehi (B&B 021208.0107; Filed on 4/13/95; Pending Application).

o     CVC-0002: Apparatus and Method for Multi-Zone High-Density
      Inductive1y-Coupled Plasma Generation; by Mehrdad M. Moslehi (B&B 021208.0102; To be filed by 5/08/95).

o CVC-0003: Fabrication Process for High-Density Inductively Coupled Plasma Source; by Mehrdad M. Moslehi (B&B 021208.0105; To be filed by 5/15/95)

o CVC-0004: Apparatus and Method for Ionized Physical-Vapor Deposition; by Mehrdad M. Moslehi (B&B 021208.0103; To be Filed by 5/31/95).

o CVC-0005: Segmented-Target Cathode Apparatus and Method of Operation for Ionized Physical-Vapor Deposition; by Mehrdad M. Moslehi (B&B 021208. 0104; To be Filed by 5/31/95).

o CVC-0006: Apparatus and Method for Programmable Multi-Zone Injection of Process Gases and Vapors in Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi, Tom Omstead, Yong Jin Lee, Scott McAllister, and Ahmad Kermani (B&B 021208.0106; To be Filed by 5/31/95).

o CVC-0007: Sensor Apparatus and Method for Autocalibration of Temperature Sensors in Rapid Thermal Processing Equipment, by Mehrdad M. Moslehi, and Yong Jin Lee (B&B 021208.0107; To be filed by 5/31/95).

o CVC-0008: High-Magnetic-Flux Permanent Magnet Array Apparatus and Method for High-Productivity Physical-Vapor Deposition; by Dorian Heimanson (B&B 021208.0108; To be Filed by 5/31/95).

o CVC-0009: High-Magnetic-Flux Cathode Apparatus and Method for High-Productivity Physical-Vapor Deposition; by Tom Omstead, Mehrdad M. Moslehi, Dorian Heimanson, and Cecil Davis (B&B 021208.0109; To be filed by 5/31/95).

o CVC-0010: Ultra-High-Vacuum Cathode Apparatus and Method for Physical-Vapor Deposition; by Mehrdad M. Moslehi, Dorian Heimanson, and Tom Omstead (B&B 02l208.0110; To be filed by 5/31/95).


----------

(1)   Mehrdad Moslehi; PAT_AP95.DOC; 4/30/95

*     All "to be filed by dates" are subject to change

o CVC-0011: High-Performance Stacked Robot Apparatus and Method for Automated Substrate Handling in Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi (Gene Stephens/NY; To be filed by 5/31/95).

o CVC-0012: Apparatus and Method for Programmable Ultraclean Support and Rotation of Substrates in Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi and Yong Jin Lee (Gene Stephens/NY; To be filed by 6/07/95).

o CVC-0013: Multi-Point Precision Pyrometry Sensors for Rapid Thermal Processing Equipment; by Yong Jin Lee and Mehrdad M. Moslehi (B&B 021208.0111; To be filed by 6/07/95).

o CVC-00l4: Programmable Ultraclean Electromagnetic Substrate Rotation Apparatus and Method for Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi and Yong Jin Lee (B&B 021208.0112; To be filed by 6/07/95).

o CVC-0015: Temperature-Controlled Chuck for Single-Substrate Manufacturing Equipment; by Mehrdad M. Moslehi (B&B 021208.0113; Provisional Application to be filed on 6/08/95; Section 111A Application by 7/31/95).

o CVC-0016: Inductively-Heated Temperature-Controlled Rotating Chuck for Single-Substrate Manufacturing Equipment; by Mehrdad M. Moslehi and Yong Jin Lee (B&B 021208.0114; Provisional Application to be filed on 6/08/95;
      Section 111A Application by 7/31/95).

o CVC-0017: Monolithic Electrostatic Chuck for Single-Substrate Microelectronic Manufacturing Equipment; by Mehrdad M. Moslehi (B&B 021208.0115; Provisional Application to be filed on 6/08/95; Section 111A Application by 7/31/95).

o CVC-0018: Multi-Target Physical-Vapor-Deposition Module Apparatus and Method for Microelectronics Device Manufacturing Applications; by Mehrdad
      M. Moslehi and Yong Jin Lee (B&B 021208.0116; Provisional Application to be filed on 6/08/95; Section 111A Application by 8/31/95).

o     CVC-0019: High-Productivity Automated Substrate Handler for
      Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi (B&B 021208.0117; Provisional Application to be filed on 6/08/95; Section 111A Application by 8/31/95).

o CVC-0020: Centrifugal Processing Apparatus and Method for Microelectronics Device Manufacturing; by Mehrdad M. Moslehi (Gene

      Stephens/NY; Provisional Application to be filed on 6/08/95; Section 111A Application by 8/31/95).

o CVC-0021: Low-Thermal-Mass Optical Window for Rapid Thermal Processing Equipment; by Mehrdad M. Moslehi (B&B 021208.0118; Provisional Application to be filed on 6/08/95; Section 111A Application by 8/31/95).

o CVC-0022: Centrifugal Substrate Clamping Apparatus and Method for Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi (B&B 021208.0119; Provisional Application to be filed on 6/08/95; Section 111A Application by 9/30/95).

o     CVC-0023: Multi-Electrode Sheet Resistance Uniformity Sensor; by Mehrdad
      M. Moslehi (B&B 021208.0120; Provisional Application to be filed on 6/08/95; Section 111A Application by 9/30/95).

o CVC-0024: Liquid Metal Contact for Rotating Wafer Electrical Bias; by Mehrdad M. Moslehi (B&B 021208121; Provisional Application to be filed on 6/08/95; Section 111A Application filing to be determined).

o CVC-0025: Real-Time In-Situ Microbalance Film Thickness Sensor for Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi (B&B 021208.0122; Provisional Application to be filed on 6/08/95; Section 111A Application filing to be determined).

o CVC-0026: Real-Time Acoustic Temperature Mapping in Rapid Thermal Processing Equipment with Wafer Rotation; by Mehrdad M. Moslehi and Yong Jin Lee (B&B 021208.0123; Provisional Application to be filed on 6/08/95;
      Section 111A Application by 10/31/95).

o CVC-0027: Magnetic Substrate Handling and Clamping for Microelectronics Manufacturing Equipment; by Mehrdad M. Moslehi (B&B 021208.0124; Provisional Application to be filed on 6/08/95; Section 111A Application filing to be determined).

o CVC-0028: Multi-Zone Inductive Substrate Heating Energy Source for Rapid Thermal Processing Equipment; by Mehrdad M. Moslehi (B&B 021208.0125; Provisional Application to be filed on 6/08/95; Section 111A Application by 10/31/95).

o CVC-0029: Apparatus and Method for In-Situ Substrate Degassing in Inductive1y-Coupled Plasma Processing Equipment; by Mehrdad M. Moslehi (B&B 021208.0126; Provisional Application to be filed on 6/08/95; Section 111A Application by 11/15/95).

o CVC-0030: Inductively Coupled Plasma Etching Using Pulsed Inductive Wafer Heating; by Mehrdad M. Moslehi (B&B 021208.0127; Provisional

      Application to be filed on 6/08/95; Section 111A Application filing to be determined).

o CVC-0031: Physical-Vapor Deposition Apparatus and Method for In-Situ Refractory Metal Silicide Formation; Mehrdad M. Moslehi and Tom Omstead (B&B 021208.0128; Provisional Application to be filed on 6/08/95; Section 111A Application by 11/30 Provisional Application to be filed on 6/08/95;
      Section 111A Application by 11/15/95).

o CVC-0032: Emissivity-Compensated Pyrometry Sensors for Rapid Thermal Processing Equipment; by Mehrdad M. Moslehi (B&B 021208.0129; Provisional Application to be filed on 6/08/95; Section 111A Application by 11/30/95).

o     CVC-0033: Improved Rapid Thermal Process Control Using
      Temperature-Controlled Warm Optical Window; by Mehrdad M. Moslehi (B&B 021208.0130; Provisional Application to be filed on 6/08/95; Section 111A Application by 11/30/95).

o CVC-0034: Thickness and Uniformity Control or Multilayer Material Structures in Multi-Target Physical-Vapor Deposition Equipment; by Mehrdad
      M. Moslehi, Yong Jin Lee, and Tom Omstead (B&B 021208.0131; Provisional Application to be filed on 6/08/95; Section 111A Application by 12/15/95).

                               CVC HOLDINGS, INC.

                              9/30/94      3/31/95      4/30/95      5/12/95

SUMMARY

Chase Bank
        Line of Credit         327,315            0            0            0
        Notes                1,000,000    1,000,000    1,000,000    1,000,000
        2nd Mortgage           280,000      265,253      250,168      235,083

                Sub-Total    1,607,315    1,265,253    1,250,168    1,235,083

HYGE Partners                  565,603      802,252      823,330      823,330

Nikko                        2,500,000    2,500,000    2,500,000    2,500,000
                               663,234    1,000,000    1,000,000    1,000,000
Chemical Bank (COMIDA)       1,069,187      999,617      987,753      975,883

Sub'd't'd Note-Shareholder     254,086      263,086      263,086      263,086

APPENDIX I INVENTORY OF HAZARDOUS CHEMICALS

--------------------------------------------------------------------------------------------------------
CVC Inventory         Trade Name            Supplier/Manufacturer    HMIS Rating   Location        MSDS
    Number                                                                                       on file
--------------------------------------------------------------------------------------------------------
                4X597-A                       Dayton Electric          2/4/0                        Y
--------------------------------------------------------------------------------------------------------
                99.6% Pure Nitrogen                                                  911
--------------------------------------------------------------------------------------------------------
                Acetone                                                1/3/2         All            Y
--------------------------------------------------------------------------------------------------------
                Acetylene
--------------------------------------------------------------------------------------------------------
                Agitene, regular              Gray Mills Corp
--------------------------------------------------------------------------------------------------------
                Alumina, basic               McDanel Refractory        1/0/0                        Y
--------------------------------------------------------------------------------------------------------
                Alumina, activated               Monsanto              1/0/0
--------------------------------------------------------------------------------------------------------
                Aluminum putty                    Devcon               1/1/0                        Y
--------------------------------------------------------------------------------------------------------
                Antioxidant #29                   DuPont
--------------------------------------------------------------------------------------------------------
                Apiezon, Type L                                                      911
--------------------------------------------------------------------------------------------------------
                Argon Gas                                                            911
--------------------------------------------------------------------------------------------------------
                B44VA4 Sealer                 Sherwin Williams                       911
--------------------------------------------------------------------------------------------------------
                Bendix Evaporation                                                   911
                Material- Cr, TiO
--------------------------------------------------------------------------------------------------------
                BF Goodrich A541B                                                    911
--------------------------------------------------------------------------------------------------------
                Bismuth metal powder          General Electric         0/0/1         -              Y
--------------------------------------------------------------------------------------------------------
                Blue AD metallic enamel  Whitiker Corp./Haynes Div.
                APA 2424
--------------------------------------------------------------------------------------------------------
                Boat Armour Kits A & B                                               911
--------------------------------------------------------------------------------------------------------
                Bodine LO-30 Oil                                                     911
--------------------------------------------------------------------------------------------------------
                Booth compound 6610               Calgon
--------------------------------------------------------------------------------------------------------
                Broma Heatmaster                  DAP Inc.                                          Y
                enamel 136 Aluminum
--------------------------------------------------------------------------------------------------------
                Butyl phosphate                   Bendix
--------------------------------------------------------------------------------------------------------
                CIM Tap II                                                        911, 912
--------------------------------------------------------------------------------------------------------
                CVC-19                             CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC-60                             CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC-70                             CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC-70/19                          CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC DC-702                         CVC                                              Y
--------------------------------------------------------------------------------------------------------

APPENDIX I INVENTORY OF HAZARDOUS CHEMICALS

--------------------------------------------------------------------------------------------------------
CVC Inventory         Trade Name            Supplier/Manufacturer    HMIS Rating   Location        MSDS
    Number                                                                                       on file
--------------------------------------------------------------------------------------------------------
                CVC DC-704                         CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC DC-705                         CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC/KRYTOX 1506                    CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC/KRYTOX 1514                    CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC/KRYTOX 1525                    CVC                                              Y
--------------------------------------------------------------------------------------------------------
                CVC/KRYTOX 1618                    CVC                                              Y
--------------------------------------------------------------------------------------------------------
                Caviclean #2                  Turco Products           2/2/1                        Y
--------------------------------------------------------------------------------------------------------
                Celite 545                       Fisher
--------------------------------------------------------------------------------------------------------
                Cellose Ester                   Eastman                0/1/-                        Y
--------------------------------------------------------------------------------------------------------
                Celvacene                         CVC
--------------------------------------------------------------------------------------------------------
                Celvaseal                                                            911
--------------------------------------------------------------------------------------------------------
                Chemax hardening                 Chemax                            Inactive
                cement Tracet 600A
--------------------------------------------------------------------------------------------------------
                Chemtronics E-series                                                 911
                Ultrajet
--------------------------------------------------------------------------------------------------------
                Chlorothene VG               Chemical Sales            1/1/1
--------------------------------------------------------------------------------------------------------
0900-909-3100   Cimperial 1011            Cincinnati Milacron          2/1/2       Inactive
--------------------------------------------------------------------------------------------------------
                Convalex 10                       CVC
--------------------------------------------------------------------------------------------------------
                Convoil 20                        CVC
--------------------------------------------------------------------------------------------------------
                Cool-Amp silver plating                                              911
                powder
--------------------------------------------------------------------------------------------------------
                Crown Dry Graphite                                                   911
--------------------------------------------------------------------------------------------------------
                DP190 Epoxy                   Scotch-Weld                            911
--------------------------------------------------------------------------------------------------------
                DSL Clearcut 140B            Davis Howland
--------------------------------------------------------------------------------------------------------
                DSL Compound 1               Davis Howland
--------------------------------------------------------------------------------------------------------
                DSL regular 30               Davis Howland
--------------------------------------------------------------------------------------------------------
                DTE Oil 25                       Mobil
--------------------------------------------------------------------------------------------------------
                Dayton Acrylic Enamel                                                911
--------------------------------------------------------------------------------------------------------
                Dexter Hysol #PC28               Dexter                              911
                STD
--------------------------------------------------------------------------------------------------------
                Devcon Aluminum Putty                                                911
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------

APPENDIX I INVENTORY OF HAZARDOUS CHEMICALS

--------------------------------------------------------------------------------------------------------
CVC Inventory         Trade Name            Supplier/Manufacturer    HMIS Rating   Location        MSDS
    Number                                                                                       on file
--------------------------------------------------------------------------------------------------------
                Diethyl Hexyl Phthalate    Aristech Chem. Corp.        2/1/0
                (PX-138)
--------------------------------------------------------------------------------------------------------
                Dioctyl Sebacate           CP Hall Co.                 1/1/1
--------------------------------------------------------------------------------------------------------
                Dixon's Graphite Flake                                               911
--------------------------------------------------------------------------------------------------------
                Dowanol EB                 Dow                         2/2/0
--------------------------------------------------------------------------------------------------------
                Dow Corning 55             Dow Corning                               911
--------------------------------------------------------------------------------------------------------
                Dow Corning 702            Dow Corning
--------------------------------------------------------------------------------------------------------
                Dow Corning 704            Dow Corning                               911
--------------------------------------------------------------------------------------------------------
                Dow Corning 705            Dow Corning                               911
--------------------------------------------------------------------------------------------------------
                Dow Corning 340            Dow Corning                               911
--------------------------------------------------------------------------------------------------------
                Dow Corning "Z" Moly       Dow Corning                               911
                Powder
--------------------------------------------------------------------------------------------------------
                Dow Corning Vac            Dow Corning                               911
                Grease
--------------------------------------------------------------------------------------------------------
                Duo-Seal                   CVC
--------------------------------------------------------------------------------------------------------
                DuPont oil blue A          Pylam
--------------------------------------------------------------------------------------------------------
                DuPont oil yellow liquid   DuPont                      2/3/0         Inactive       Y
                dye
--------------------------------------------------------------------------------------------------------
                Enerpar SE-52              BP Oil                      0/1/0            -           Y
--------------------------------------------------------------------------------------------------------
                Enthol 210                 Enthone Inc.                2/0/0         Inactive       Y
--------------------------------------------------------------------------------------------------------
                Ethyl Glycol               Baker
--------------------------------------------------------------------------------------------------------
                Flat Black baking          Sherwin-Williams            2/3/0
                enamel
--------------------------------------------------------------------------------------------------------
                Franklin Vanguard                                                    911
--------------------------------------------------------------------------------------------------------
                Freon 12                   DuPont                                    Inactive
--------------------------------------------------------------------------------------------------------
                Freon 22
--------------------------------------------------------------------------------------------------------
                Freon TC-7                 Raeco                       0/3/0                        Y
--------------------------------------------------------------------------------------------------------
                Freon TE                   DuPont                      0/3/0                        Y
--------------------------------------------------------------------------------------------------------
                Gabriel creme Cleanser                                               911
--------------------------------------------------------------------------------------------------------
                Gougen West Epoxy                                                    911
                System
--------------------------------------------------------------------------------------------------------
                GRL cleaner #1190          Cello Corp                  1/0/0                        Y
--------------------------------------------------------------------------------------------------------
                Helium Gas                                                           911
--------------------------------------------------------------------------------------------------------

APPENDIX I INVENTORY OF HAZARDOUS CHEMICALS

--------------------------------------------------------------------------------------------------------
CVC Inventory         Trade Name            Supplier/Manufacturer    HMIS Rating   Location        MSDS
    Number                                                                                       on file
--------------------------------------------------------------------------------------------------------
                Hi-Tech 00747 solvent                                                911
                & degreaser
--------------------------------------------------------------------------------------------------------
                Hydrochloric acid              Fisher                  3/0/2                        Y
--------------------------------------------------------------------------------------------------------
                Hydrol 146                     Raeco                              Inactive
--------------------------------------------------------------------------------------------------------
                Instapak parts cleaner                                               911
--------------------------------------------------------------------------------------------------------
                Isopropyl alcohol              Shell                   3/3/0         All            Y
--------------------------------------------------------------------------------------------------------
                Isopropynol                                                          911
--------------------------------------------------------------------------------------------------------
                Jon-Draw 722                 SC Johnson                1/1/0                        Y
--------------------------------------------------------------------------------------------------------
                Kerosene                       Raeco                   0/2/0                        Y
--------------------------------------------------------------------------------------------------------
                Kool Mist Formula 78
--------------------------------------------------------------------------------------------------------
                Krylon Crystal Clear           Krylon                                911
                #1301 & 1302
--------------------------------------------------------------------------------------------------------
                Krylon Black Paint             Krylon                                911
--------------------------------------------------------------------------------------------------------
                Krylon interior/exterior       Krylon                                911
--------------------------------------------------------------------------------------------------------
                Krytox                         DuPont
--------------------------------------------------------------------------------------------------------
                LPS Instant Cleaner                                                  911
--------------------------------------------------------------------------------------------------------
                LPS2 Lubricant                                                       911
--------------------------------------------------------------------------------------------------------
                Liquid Nitrogen                                                      911
--------------------------------------------------------------------------------------------------------
                Loctite liquid pipe                                                 -911
                sealant w/Teflon
--------------------------------------------------------------------------------------------------------
                Loctite #271                                                         911
--------------------------------------------------------------------------------------------------------
                Loctite 414 super bond                                               911
--------------------------------------------------------------------------------------------------------
                Loctite Solvent                                                      911            -
--------------------------------------------------------------------------------------------------------
                Lubriplate # 107                                                     911
--------------------------------------------------------------------------------------------------------
                Magnesium oxide                Fisher
--------------------------------------------------------------------------------------------------------
                #10 Flushing fluid       Baxter Scientific
--------------------------------------------------------------------------------------------------------
                #18 Flushing fluid       Baxter Scientific
--------------------------------------------------------------------------------------------------------
                #19 Flushing fluid       Baxter Scientific
--------------------------------------------------------------------------------------------------------
                Mercury                  Goldsmith Chemical            4/0/1                        Y
--------------------------------------------------------------------------------------------------------
                Methanol                       Baker                   3/3/1      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Milk of Magnesia              Purepac                                911
--------------------------------------------------------------------------------------------------------

APPENDIX I INVENTORY OF HAZARDOUS CHEMICALS

--------------------------------------------------------------------------------------------------------
CVC Inventory         Trade Name            Supplier/Manufacturer    HMIS Rating   Location        MSDS
    Number                                                                                       on file
--------------------------------------------------------------------------------------------------------
                Mobil Velocite oil #10         Mobil
--------------------------------------------------------------------------------------------------------
                Molykote (R) grease         Dow Corning                1/1/0
--------------------------------------------------------------------------------------------------------
                Mop/Strip #1121             Cello Corp.                3/0/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Mullite                  McDanel Refractory            1/0/0                        Y
--------------------------------------------------------------------------------------------------------
                Nalclean 2568                  nalco
--------------------------------------------------------------------------------------------------------
                Naptha VM+P                    Shell                   2/3/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Nitric acid               Allied Chemical              3/0/3      Inactive
--------------------------------------------------------------------------------------------------------
0413-1120       Nitrogen                   Union Carbide               3/0/0                        Y
--------------------------------------------------------------------------------------------------------
                Nylatron shapes               Polymer                  1/0/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
0413-1203       Oakite 32                      Oakite                  3/0/2      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Oakite 33                      Oakite                  2/0/1                        Y
--------------------------------------------------------------------------------------------------------
                Oakite 542NN                   Oakite                  1/2/2                        Y
--------------------------------------------------------------------------------------------------------
                Oakite bright                  Oakite                  3/0/3                        Y
--------------------------------------------------------------------------------------------------------
                Oakite bright keep             Oakite                  2/0/2                        Y
--------------------------------------------------------------------------------------------------------
0413-1202       Oakite deoxidizer              Oakite                  3/0/3      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Oakite Dispoz Aid              Oakite                  1/0/1                        Y
--------------------------------------------------------------------------------------------------------
0413-1200       Oakite Dynadet                 Oakite                  3/0/1      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Oakite Enhance                 Oakite                  1/1/0         -              Y
--------------------------------------------------------------------------------------------------------
                Oakite Dynadet                 Oakite                  1/1/0                        Y
--------------------------------------------------------------------------------------------------------
                Octoil                          CVC                                                 Y
--------------------------------------------------------------------------------------------------------
                Octoil-S                        CVC                                                 Y
--------------------------------------------------------------------------------------------------------
                Oil, petroleum,              NFO Corp.
                lubricant A-90
--------------------------------------------------------------------------------------------------------
                Oxygen                     Union Carbide               3/0/0                        Y
--------------------------------------------------------------------------------------------------------
                PTFE & TFE shapes             Polymer                  1/1/0                        Y
--------------------------------------------------------------------------------------------------------
                Paratec                        Raeco                   1/1/0                        Y
--------------------------------------------------------------------------------------------------------
                Patchlin 964                  Patchlin                 3/2/2      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Peel Filmite                Chemed Corp.                          Inactive
--------------------------------------------------------------------------------------------------------
                Permabond 015                                                        911
--------------------------------------------------------------------------------------------------------
                Permagloss Plus             Cello Corp.                1/0/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Permatex removeable                                                  911
                thread locker
--------------------------------------------------------------------------------------------------------
                Plasma-oil 80                   CVC                                                 Y
--------------------------------------------------------------------------------------------------------

APPENDIX I INVENTORY OF HAZARDOUS CHEMICALS

--------------------------------------------------------------------------------------------------------
CVC Inventory         Trade Name            Supplier/Manufacturer    HMIS Rating   Location        MSDS
    Number                                                                                       on file
--------------------------------------------------------------------------------------------------------
                Plasti-Dip                                                           911
--------------------------------------------------------------------------------------------------------
                Precisionnaire                                                       911
                adhesive
--------------------------------------------------------------------------------------------------------
                OS-124 Polyphenyl              Monsanto                0/1/0                        Y
                Ether Lubricant
--------------------------------------------------------------------------------------------------------
                Propane                      Bernzomatic               1/4/0                        Y
--------------------------------------------------------------------------------------------------------
                RTV # 106                        GE                                  911
--------------------------------------------------------------------------------------------------------
                Raeco 600 W gear oil            Raeco                             Inactive
--------------------------------------------------------------------------------------------------------
                Refrigeration fluid           Sun Oil
--------------------------------------------------------------------------------------------------------
                SAE 30 oil
--------------------------------------------------------------------------------------------------------
                SAF-SOL20/20                Certified Labs             3/4/1      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Safety Solvent #8060            Crown                  3/0/1         913            Y
--------------------------------------------------------------------------------------------------------
                Saniwax                                                              911
--------------------------------------------------------------------------------------------------------
                Silicone resin solution    Davis Howland (GE)
                SR-882M
--------------------------------------------------------------------------------------------------------
                Soda ash                        Allied                 1/0/1      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Sodium silicate             Diamond Shamrock           1/0/0      Inactive
--------------------------------------------------------------------------------------------------------
                Sodium silicate N              Scobell                            Inactive
--------------------------------------------------------------------------------------------------------
                Solder                      Kester SN60 PB40                        -911
--------------------------------------------------------------------------------------------------------
                Solder                    Rochester Lead Works         3/0/0         910            Y
--------------------------------------------------------------------------------------------------------
                Soldering flux #1636            Kester                               910
--------------------------------------------------------------------------------------------------------
                Solvex-10                        CVC
--------------------------------------------------------------------------------------------------------
                Solvolene, petroleum            Raeco                  2/3/0      Inactive          Y
                naptha
--------------------------------------------------------------------------------------------------------
                SS putty-resin                  Devcon                 1/1/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
                SS brightener              Diversey/Wyandotte          3/0/3      Inactive          Y
                DS-9-333
--------------------------------------------------------------------------------------------------------
                Stay Clean Flux                 Harris                               910            Y
--------------------------------------------------------------------------------------------------------
                Sleet Ink, aerosol              DoAll                  4/3/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Slick wax #140                 Johnson                 0/0/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Sulfuric acid                   Baker                  3/0/3                        Y
--------------------------------------------------------------------------------------------------------
                Sure-Sol-200                    Koch                   2/3/0                        Y
--------------------------------------------------------------------------------------------------------
                TW-4                             CVC                                                Y
--------------------------------------------------------------------------------------------------------
                TW-7                             CVC                                                Y
--------------------------------------------------------------------------------------------------------

APPENDIX I INVENTORY OF HAZARDOUS CHEMICALS

--------------------------------------------------------------------------------------------------------
CVC Inventory         Trade Name            Supplier/Manufacturer    HMIS Rating   Location        MSDS
    Number                                                                                       on file
--------------------------------------------------------------------------------------------------------
                TW-Light                         CVC                                                Y
--------------------------------------------------------------------------------------------------------
                Tetrochlorothene                                       3/0/1      Inactive
--------------------------------------------------------------------------------------------------------
                Thinner # 103                   Kester                            Inactive          Y
--------------------------------------------------------------------------------------------------------
                Toluene                         Baker                  2/3/0         913            Y
--------------------------------------------------------------------------------------------------------
                Turbo T Oil 32                  Shell                             Inactive
--------------------------------------------------------------------------------------------------------
                Trichloroethene 1,1,1       Chemical Sales             1/1/1      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Ultimate Self-polishing     Scot Laboratories
                Finish
--------------------------------------------------------------------------------------------------------
                Unocal multipurpose             Unocal                 0/1/0                        Y
                ATF
--------------------------------------------------------------------------------------------------------
                UPS lubricant #2                                                     911
--------------------------------------------------------------------------------------------------------
                Vibracut compound             Elliott Mfg.                        Inactive
--------------------------------------------------------------------------------------------------------
                Vistac Oil 68X                  Chevron                           Inactive
--------------------------------------------------------------------------------------------------------
                VOL Temproof                                                         911
--------------------------------------------------------------------------------------------------------
                Waterless surface                Rahn                  0/1/0                        Y
                plate cleaner
--------------------------------------------------------------------------------------------------------
                Wax-cut concentrate             Johnson                0/1/0      Inactive          Y
                #121
--------------------------------------------------------------------------------------------------------
                Way oil                                                              -
--------------------------------------------------------------------------------------------------------
                White spray booth                Essex                 2/3/2      Inactive          Y
                coating
--------------------------------------------------------------------------------------------------------
                Wicke's #205                                                         911            Y
                lubricating graphite
--------------------------------------------------------------------------------------------------------
                Xylene                           Shell                 2/3/0      Inactive          Y
--------------------------------------------------------------------------------------------------------
                Z Moly-Powdr                  Dow Corning              1/0/0                        Y
--------------------------------------------------------------------------------------------------------

                                    EXHIBIT D


                             STOCKHOLDERS' AGREEMENT


                                   (See Tab 7)

                                    EXHIBIT E

                          REGISTRATION RIGHTS AGREEMENT


                                   (See Tab 8)

                                    EXHIBIT G

                               MATERIAL CONTRACTS

                                    Exhibit G

                              Material Contracts

            Agreement of Purchase and Sale of Stock, dated as of December 21, 1990, among Company and each of the seller of shares of capital stock of Sub named therein.

            Subordinated Promissory Note, dated December 21, 1990, by Company in favor of Donald C. Anderson ("Anderson") in the original principal amount of $45,360.

            Subordinated Promissory Note, dated December 21, 1990, by Company in favor of George Garfield ("Garfield") in the original principal amount of $46,582.

            Subordinated Promissory Note, dated December 21, 1990, of Company in favor of Richard F. Morse ("Morse") in the original principal amount of $49,036.

            Subordinated Promissory Note, dated December 21, 1990, by Company in favor of Brian Wright ("Wright") in the original principal amount of $46,582.

            Subordinated Promissory Note, dated December 21, 1990, by Company in favor of Avstone & Company ("Avstone") in the original principal amount of $12,440.

            Subordinated Guaranty, dated as of December 21, 1990 (the "Subordinated Guaranty"), by the Sub of Company's obligations under each of the Subordinated Promissory Notes referred to above.

            Subordination Agreement, dated December 21, 1990, among Sub, Garfield, Morse, Wright, Anderson, Avstone and the Lender, with respect to the Subordinated Guaranty.

            Consulting and Sales Agreement, dated as of December 21, 1990, as amended as of May 7, 1993, between Sub and HYGE Partners.

            Agreement, dated as of May 4, 1994, between Sub and HYGE Partners.

            Subordination Agreement, dated as of December 21, 1990, among HYGE, Sub and The Chase Manhattan Bank, N.A., as successor to Chase Lincoln First Bank, NA. (the "Lender"), with respect to the Consulting and Sales Agreement referred to above.

            Agreement with respect to Deferred Compensation Plan, dated as of December 21, 1990, for Officers of Sub among Sub, Garfield, Morse, Anderson and Wright.

            Subordinated Guaranty Agreement, dated as of December 21, 1990, by Company of Sub's obligations under the Agreement with respect to Deferred Compensation Plan for Officers of Sub referred to above.

            Amended and Restated Revolving Loan and Security Agreement, dated as of January 29, 1992, as amended December 16, 1992, February 11, 1993 and August 12, 1994, between Sub and the Lender.

            Security Agreement, dated as of September 1, 1988, as amended, between the Lender and Sub.

            Amended and Restated Mortgage Note, dated December 21, 1990, as amended, by Sub in favor of the Lender in the original principal amount of $500,000.

            Amended and Restated Promissory Note, dated August 12, 1994, as extended February 17, 1995, by Sub in favor of the Lender in the original principal amount of $500,000.

            Amended and Restated Promissory Note, dated August 12, 1994, as extended February 17, 1995, by Sub in favor of the Lender in the original principal amount of $500,000.

            Guaranty Agreement, dated as of December 21, 1990, by Company of Sub's obligations to the Lender.

            Assignment of Life Insurance Policy upon the life of Christine Whitman, dated December 21, 1990, by Sub to the Lender.

            Subordinated Promissory Note, dated December 21, 1990, by Sub in favor of Company in the original principal amount of $1,500,000.

            Stockholders' Agreement, dated as of December 21, 1990, as amended, among Company and the signatory stockholders.

            Subordinated Promissory Note, dated November 14, 1990, by Company in favor of Nikko in the original principal amount of $1,000,000.

            Subordinated Promissory Note, dated November 14, 1990, by Company in favor of Nikko in the original principal amount of $500,000.

            Subordination Agreement, dated December 21, 1990, as supplemented, among Company, Sub and the Lender.

            Option Agreement, dated as of December 21, 1990, between Company and Christine Whitman.

            Option Agreement, dated as of December 21, 1990, between Company and Christopher Mann.

            Option Agreement, dated as of December 21, 1990, between Company and Paul Ballentine, as assigned.

            Option Agreement, dated as of January 24, 1992, between Company and Keene Little (together with Employment Agreement, dated November 19, 1990, between Keene Little and Sub, contemplating the grant of additional options).

            Option Agreement, dated as of July 12, 1993, between Company and Thomas Omstead.

            Option Agreement, dated as of October 15, 1993, between Company and Thomas Kandris.

            Option Agreement, dated as of October 15, 1993, between Company and Ahmad Kermani.

            Option Agreement, dated as of February 1, 1994, between Company and Mehrdad Moslehi.

            Option Agreement, dated as of April 18, 1994, between Company and Yong Jin Lee.

            Option Agreement, dated as of August 15, 1994, between Company and Philip Chapados.

            Option Agreement, dated as of October 17, 1994, between Company and Lino Velo.

            Option Agreement, dated as of December 19, 1994, between Company and Cecil Davis.

            Various purchase orders for Sub's products made in the ordinary course of business.

            Agreement, dated August 27, 1993, between Sub and Texas Instruments Incorporated.

            Agreement, dated January 1, 1989, between Sub and The BOC Group,
Inc.

            Software Components Binary License Agreement, dated December 8, 1992, between Sub and Realtime Performance, Inc.

            Purchase and License Quotation and Agreement, dated February 22, 1989, as amended, between Sub and Techware Systems Corporation.

            Agreement for Purchase and Sale of Assets, dated as of September 30, 1992, between Sub and Process Products Corporation.

            Asset Purchase and Sale Agreement, dated as of September 30, 1993, among Company, Sub and Varian Associates, Inc.

            Agreement, dated May 26, 1994, between Sub and New York State Energy Research and Development Authority.

            Lease, dated as of August 1, 1974, between Sub and County of Monroe Industrial Development Agency, with respect to space in Rochester, New York; as assigned by Assignment of Lease from County of Monroe Industrial Development Agency to Manufacturers Hanover Trust Company/Genesee Region, dated August 1, 1974.

            Guaranty, dated August 1, 1974, by Sub in favor of County of Monroe Industrial Development Agency.

            Agreement, dated September 16, 1974, among Sub, County of Monroe Industrial Development Agency and Manufacturers Hanover Trust Company/Genesee Region.

            Lease, dated as of July 21, 1993, between Sub and Mission Falls Corporation, with respect to space in Fremont, California.

            Lease term sheet, dated June 18, 1993, between Sub and Mercantile-Safe Deposit & Trust Company, as assignee of Mercantile-Towson Joint Venture, with respect to space in Towson, Maryland.

            Guaranteed Support Agreement, dated August 19, 1983, between Sub and Empire Data Processing, Inc. (including End User License Agreement and End User Guarantee of Payment annexed thereto).

            Cooperation Agreement, dated December 1993, between Sub and Interuniversitair Micro-Elektronica Centrum vzw.

            License Agreement, dated December 1993, between Sub and Interuniversitair Micro-Elektronica Centrum vzw.

            Sponsored Research Agreement, dated November 29, 1994, between Sub and The Research Foundation of State University of New York.

            Employment Agreement, dated as of December 21, 1990, between Sub and Christine Whitman.

            Employment Agreement, dated as of October 25, 1993, between Sub and Thomas Kandris.

            Employment Agreement, dated as of October 25, 1993, between Sub and Ahmad Kermani.

            Agreement between Sub and Local 342 of the International Union of Electronic, Electrical, Salaried, Machine & Furniture Workers, AFL-CIO, dated November 7, 1991, as extended.

            (Planar) Agreement among the Government (Advanced Research Projects Agency), Sub and the other Consortium members named therein.

            Contract, dated September 15, 1994, between Sub and the Office of Naval Research.

            National Science Foundation Grant Letter, dated April 20, 1995, to Sub for support of project entitled "Senior Fusion for Advanced Copper Metallization Cluster Tool" (Proposal No. DMI-9461125).

            Letter of Understanding and Agreement, dated August 25, 1994, as amended, between Company and Rodman & Renshaw, Inc.

                                    EXHIBIT H

                              FORM OF LEGAL OPINION


                                  (See Tab 10)

                                    EXHIBIT I

                               AMENDMENT TO BYLAWS

CVC HOLDINGS, INC. BYLAW AMENDMENTS

(approved by Unanimous Consent
of the Board of Directors of CVC
Holdings, Inc. (the "Corporation"),
dated May 11, 1995)

            Article II, Section 3 of the Bylaws of the Corporation were amended by deleting the last sentence of such section and substituting the following therefor:

            "In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more of the directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without casue, may be filled only by the vote or written consent in lieu of meeting of the class of stockholders entitled to elect such director. At any meeting held for the purpose of electing a director or directors, the presence in person or by proxy of the holders of the majority of shares then outstanding of the class entitled to vote for the election of such director or directors shall constitute a quorum for the purpose of electing a director or directors by the stockholders of such class."

            Article II, Section 5 of the Bylaws of the Corporation were amended by deleting such section in its entirety and substituting the following therefor:

            "5. Removal of Directors. Except as may otherwise be provided by the General Corporation Law or the Certificate of Incorporation, any or all of the directors elected by a class of stockholders may only be removed by the vote of the holders of not less than a majority of the shares of such class voting thereon, provided, however, that in case of the corporation having cumulative voting, no director may be removed without cause if the votes against his removal would be sufficient to elect him if voted cumulatively at an election of directors at which the same number of votes were cast and the whole Board were then being elected. At any meeting held for the purpose of removing a director or directors, the presence in person or by proxy of the holders of the majority of shares then outstanding of the class entitled to vote for the removal of such director or directors shall constitute a quorum for the purpose of removing a director or directors by the stockholders of such class."

                                    EXHIBIT J

                                 USE OF PROCEEDS

                                    EXHIBIT J

Part I.

      Chase Manhattan Bank

            All amounts outstanding under the following agreements:

            Amended and Restated Mortgage Note, filed December 21, 1990, as amended, by Sub in favor of Chase Manhattan Bank, N.A. (the "Lender"). (Amount outstanding as of the Closing Date, approximately $235,083)

            Amended and Restated Revolving Loan and Security Agreement dated as of January 29, 1992 as amended between Sub and Lender

            Amended and Restated Promissory Notes by Sub in favor of Lender in the original aggregate principal amount of $1,000,000. (Amount outstanding as of Closing Date, approximately $1,000,000)

      HYGE Partners

            All amounts outstanding under the following agreements:

            Consulting and Sales Agreement, dated as of December 21, 1990, between Sub and HYGE Partners and all amendments, notes and related agreements pursuant thereto, including the Agreement, dated as of May 4, 1994, between Sub and HYGE Partners. (Amount outstanding as of Closing Date, approximately $823,330, in the aggregate.)

      Nikko Tecno Co., Inc.

            $1,000,000 of the Company and Sub's outstanding indebtedness to Nikko Tecno Co., Inc.

Part II.

            Up to $2,207,000 for capital expenditures budgeted over the next 12 to 18 months and the remainder for general corporate purposes.